Exhibit 10.16

SUBLEASE

UNIT NO. 3 OF THE TOTTEN POND OFFICE PARK CONDOMINIUM,

460 TOTTEN POND ROAD, WALTHAM, MASSACHUSETTS

THIS INSTRUMENT IS A SUBLEASE, dated as of December 27, 2021 which the Sublandlord and the Subtenant are the parties hereinafter named, and which relates to space in Unit No. 3 of the Totten Pond Office Park Condominium, 460 Totten Pond Road, Waltham, Massachusetts (the “Building” or the “Unit”).

WHEREAS, pursuant to that certain Lease dated as of August 31, 2017, by and between The Realty Associates Fund X L.P., a Delaware limited partnership (“Master Landlord”), as landlord, and Sublandlord, as tenant (the “Master Lease”), a copy of which Lease is attached hereto as Exhibit A, Sublandlord leased from Master Landlord certain premises (the “Original Premises”) located in the Building which Original Premises contain 3,405 rentable square feet of space, as more fully described in the Master Lease; and

WHEREAS, Subtenant desires to sublease from Sublandlord the Original Premises located on the fourth floor of the Building and containing approximately 3,405 rentable square feet (excluding the elevators, staircases and mechanical closets) (the “Subleased Premises”), as more particularly shown on the floor plan attached hereto as Exhibit B (the “Floor Plan”), on the terms and conditions set forth herein. The parties to this instrument hereby agree with each other as follows:

Therefore, in mutual consideration thereof, the parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC SUBLEASE PROVISIONS

1.1

Subtenant, as defined herein, expressly acknowledges and recognizes that as a condition subsequent to the execution of this Sublease, Sublandlord, as defined herein, must comply Article 6 of the Master Lease, which such provision is expressly incorporated herein by reference. This Sublease is conditioned upon procuring the consent of Master Landlord to this Sublease in accordance with the Master Lease (the “Consent”), and Sublandlord and Subtenant shall cooperate with each other in seeking Master Landlord’s Consent. Subtenant agrees to provide Sublandlord necessary support and documentation to procure the necessary Consent from the Master Landlord. In the event Master Landlord does not consent to the Sublease on or before fifteen (15) days immediately following the date of this Sublease (the “Consent Deadline”), Subtenant agrees that this Sublease is void and (i) all amounts previously paid by either party to the other on account of this Sublease shall be returned; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for those liabilities or obligations which have accrued and remain unperformed as of the date this Sublease is so terminated.

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1.2	BASIC DATA AND DEFINITIONS.

Sublandlord: Imaging Endpoints II, LLC, an Arizona limited liability company, with its principal place of business at 9977 N 90th St, Scottsdale, AZ 85258.

Subtenant: Upstream Bio, Inc., a Delaware corporation with its principal place of business at 55 Accord Dr. Norwell, Massachusetts 02061

Basic Rent: Subject to the provisions of Section 3.1, Subtenant shall pay Basic Rent as follows:

Rental Period	Rent Per RSF	Annual Basic Rent	Monthly Basic Rent
Sublease Year 1	$26.00	$88,530.00	$7,377.50
Sublease Year 2	$27.00	$91,935.00	$7,661.25

Premises Rentable Area: Agreed to be 3,405 square feet located on the fourth floor of the Building.

Permitted Uses: General business and professional offices, and for no other uses.

Escalation Factor: 2.524%, as computed in accordance with the Escalation Factor Computation.

Security Deposit: $7,377.50, subject to the provision of Article 14 below.

Sublease Rent Commencement Date: The date that is one (1) month following the Sublease Commencement Date.

Sublease Term: The period of time commencing the later date to occur of (i) the date on which Sublandlord tenders possession of the Subleased Premises to Subtenant in the “Sublease Delivery Condition” (as defined below) and (ii) the date on which Sublandlord delivers a fully executed copy of this Sublease and the “Consent” (as hereinafter defined) (the “Sublease Commencement Date”), and shall continue through January 31, 2024 (the “Termination Date”).

Parking Spaces: Eleven (11) spaces (computed at 3.3 spaces per 1,000 square feet of Premises Rentable Area), on an unreserved, first come, first served basis (subject to Section 14.21).

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1.3	ADDITIONAL DEFINITIONS.

Base Operating Expenses: The Operating Expenses for the year ending December 31, 2021.

Base Taxes: The real estate taxes for the fiscal year ending June 30, 2018, as they may be reduced by the amount of any abatement.

Building Rentable Area: Agreed to be 141,981 square feet.

Business Days: All days except Saturday, Sunday, New Year’s Day, Martin Luther King Day, President’s Day, Patriot’s Day, Memorial Day, Bunker Hill Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that Subtenants occupying at least 50% of Total Office Area now or in the future recognize as holidays for their general office staff.

Escalation Factor Computation: Premises Rentable Area divided by 95% of Building Rentable Area.

Sublease Year: A period of twelve (12) consecutive months during the Sublease Term commencing on the Sublease Commencement Date. The first Sublease Year will commence on the Sublease Commencement Date and end on the day immediately preceding the first anniversary of the Sublease Rent Commencement Date, except that if the Sublease Rent Commencement Date shall be other than the first day of a calendar month, the first Sublease Year shall end on the last day of the calendar month on which such first anniversary shall fall.

Initial Public Liability Insurance: $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

ARTICLE II

SUBLEASED PREMISES AND APPURTENANT RIGHTS

2.1

LEASE OF SUBLEASED PREMISES. (a) Grant. Sublandlord hereby leases to Subtenant for the Sublease Term the entirety of the Subleased Premises which Sublandlord leased, as described and defined in Paragraph 2.1 of Sublandlord’s Master Lease, which is hereby incorporated herein by reference.

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(b) Incorporation of Master Lease by Reference. Except to the extent such terms and provisions are inconsistent with or are specifically contrary to the express written provisions of this Sublease and except as provided in this Section 2.1(b), all of the terms, covenants and conditions of the Master Lease are by this reference incorporated herein and made a part of this Sublease with the same force and effect as if fully set forth herein, provided, however, that for purposes of such incorporation, (i) the term “Lease” as used in the Master Lease shall refer to this Sublease; (ii) the term “Landlord” (and other defined terms containing the term “Landlord” or any derivative thereof) as used in the Master Lease, and subject to the limitations of Sublandlord’s responsibilities to Subtenant under the Master Lease set forth in this Section 2.1(b), shall refer to Sublandlord; (iii) the term “Tenant” (and other defined terms containing the term “Tenant” or any derivative thereof) as used in the Master Lease shall refer to Subtenant; (iv) the terms “Term,” “Initial Term,” and “Lease Term” as used in the Master Lease shall refer to the Sublease Term defined herein; (v) the term “expiration date” as used in the Master Lease shall mean the Termination Date of this Sublease; (vi) the term “Premises,” as used in the Master Lease shall refer to the Subleased Premises; (viii) the term “Basic Rent” as used in the Master Lease shall refer to the Basic Rent due under this Sublease; and (ix) the term “Rent Commencement Date” as used in the Master Lease shall refer to the Sublease Rent Commencement Date under this Sublease. In the event of any inconsistency between the provisions set forth in this Sublease and the provisions of the Master Lease, as incorporated herein, the provisions of this Sublease shall control as between Sublandlord and Subtenant. Notwithstanding the foregoing, the following provisions of the Master Lease are expressly not incorporated into this Sublease: (1) the definitions of Security Deposit, Base Operating Expenses, and Tenant’s Delay, and (2) Sections 4.1, 4.3, 14.23, 15.1, 15.2, and such other terms of the Master Lease which are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease (collectively, the “Excluded Master Lease Provisions”).

2.2

APPURTENANT RIGHTS AND RESERVATION. All rights and reservations applicable to the Sublandlord as defined and described in the Master Lease are incorporated by reference herein and made likewise applicable to the Subtenant hereunder.

ARTICLE III

RENT

3.1

PAYMENT. (a) Subtenant agrees to pay to Sublandlord, or as directed by Sublandlord, commencing on the Sublease Commencement Date, without offset, abatement, deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Sublease Term, by direct wire transfer or other electronic means as may be agreed to by the Parties, in lawful money of the United States. At the time of Subtenant’s execution and delivery of this Sublease, Subtenant shall pay the Basic Rent that will be due for the first full month following the Sublease Rent Commencement Date. Basic Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. In the event that any

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installment of Basic Rent is not paid when due, Subtenant shall pay, in an addition to any charges under Section 14.18, at Sublandlord’s request an administrative fee equal to 1% of the overdue payment. Sublandlord and Subtenant agree that all amounts due from Subtenant under or in respect of this Sublease, whether labeled Basic Rent, Escalation Charges, additional charges or otherwise, shall be considered as rental reserved under this Sublease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

(b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Subtenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Subtenant shall make to Sublandlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Subtenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

3.2

ADDITIONAL RENT. (a) All amounts other than Basic Rent that are due to Sublandlord from Subtenant under this Sublease are hereinafter referred to collectively as “Additional Rent,” and Basic Rent and Additional Rent may be referred to collectively as “Rent.”

(b) Subtenant shall pay the Escalation Charge (1) all Operating Expenses and Real Estate Taxes (as such terms are defined in the Master Lease) assessed or charged to Sublandlord pursuant to Articles 8 and 9 of the Master Lease, (2) all other additional rent or charges payable by Sublandlord under the Master Lease, (3) all costs incurred by Sublandlord in operating (including the costs of utilities consumed in such operation), repairing, maintaining and replacing any supplementary or additional mechanical systems or equipment installed by Sublandlord in the Premises and which service the Subleased Space and (4) all costs of utilities supplied to the Subleased Premises which are not separately metered or submetered to the Subleased Space (collectively, “Additional Rent”), in the manner and at the same time as set forth in Section 3.1(a) above with respect to the payment of Basic Rent. Basic Rent and Additional Rent may be referred to collectively in this Sublease as “Rent.”

ARTICLE IV

CONDITION

4.1

CONDITION OF THE SUBLEASED PREMISES. The Subleased Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY by Sublandlord (the “Sublease Delivery Condition”). Subtenant acknowledges and agrees that Subtenant shall be solely responsible for any work done in or to the Subleased Premises, including without limitation with respect to telephone/data cabling or infrastructure, floor coring, supplemental cooling, any furniture, any security system and any other changes with respect to the Subleased Premises (it being understood that all

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such work shall be subject to the terms and conditions of this Sublease). Subtenant acknowledges that it has inspected the Subleased Premises and common areas of the Building and has found the same satisfactory for their intended use. Subtenant shall not be entitled to make any alterations or improvements except as provided for herein.

ARTICLE V

USE OF SUBLEASED PREMISES

5.1

PERMITTED USE. (a) Subtenant agrees that the Subleased Premises shall be used and occupied by Subtenant only for Permitted Uses specifically excluding use for governmental, utility company or employment agency offices.

(b) Subtenant agrees to conform to the following provisions during the Sublease Term:

(i) Subtenant shall cause all freight to be delivered to or removed from the Building and the Subleased Premises in accordance with reasonable rules and regulations established by Sublandlord therefore;

(ii) Subtenant will not place on the exterior of the Subleased Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Subleased Premises, any signs, symbol, advertisement or the like visible to public view outside of the Subleased Premises. Sublandlord agrees to facilitate Subtenant’s inclusion in the building’s directory in the lobby of the Building. The cost of placing Subtenant’s name in the directory shall be paid by Subtenant. Subtenant shall be solely responsible for maintaining, repairing and removing any signage not provided by Sublandlord;

(iii) Subtenant shall not perform any act or carry on any practice which may injure the Subleased Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other Subtenant or Subtenants or other persons in the Building;

(iv) Subtenant shall, at Subtenant’s sole expense, promptly comply with all applicable laws and ordinances, governmental rules, regulations, and orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Sublandlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Sublease Term or any part of the Sublease Term hereof, relating in any manner to the Subleased Premises and the occupation and use by Subtenant of the Subleased Premises. Subtenant shall, at Subtenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Subleased Premises, and all federal, state and local laws and regulations governing occupational safety and health.

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5.2	INSTALLATIONS AND ALTERATIONS BY SUBTENANT.

(a) Subtenant shall make no alterations, additions or improvements (including, but not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing) in or to the Subleased Premises (including, any improvements necessary for Subtenant’s initial occupancy of the Subleased Premises) without the prior written consent of Sublandlord and Master Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing does not apply in the case of interior cosmetic or decorative alterations that (i) do not affect the electrical, mechanical or plumbing systems or equipment serving the Subleased Premises, and (ii) do not require a building permit or other governmental approval or review; and (iii) cost less than $10,000.00 in the aggregate. Any such alterations, additions or improvements for which consent is required shall be in accordance with Section 5.2 of the Master Lease.

(b) All articles of personal property and all business and trade fixtures, machinery and equipment and furniture owned or installed by Subtenant solely at its expense in the Subleased Premises (“Subtenant’s Removable Property”) shall remain the property of Subtenant and may be removed by Subtenant at any time prior to the expiration of this Sublease, provided that Subtenant, at its expense, shall repair any damage to the Building caused by such removal. Any Subtenant’s Removable Property shall be installed at the sole risk of Subtenant and shall be insured by Subtenant in accordance with Article X. In connection with the installation of telecommunication equipment by Subtenant, such installation shall occur only in such locations and in such a manner as approved in writing by the Sublandlord (which approval shall not be unreasonably delayed, conditioned or withheld) and none of such wires, ducts or equipment shall be located in areas outside the Subleased Premises. Notwithstanding any other provision of this Sublease, at the request of Sublandlord, telecommunication wires, ducts or equipment installed by the Subtenant shall be removed by Subtenant at the expiration or earlier termination of the Sublease Term, and all damage caused by such removal repaired. Telephone switches, antennae, electronic distribution boxes and similar equipment shall only be located within the Subleased Premises.

(c) In the course of any work being performed by Subtenant (including without limitation the “field installation” of any Subtenant’s Removable Property), Subtenant agrees to use labor compatible with that being employed by Sublandlord for work in or to the Building or other buildings owned by Sublandlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with Sublandlord, or which are controlled by Sublandlord or, if Sublandlord is a partnership, by any partner of Sublandlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Sublandlord.

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5.3

HAZARDOUS MATERIALS. (a) For purposes of this Sublease, the term “Hazardous Material” means any hazardous substance, hazardous waste, infectious waste, petroleum product or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state or federal governmental authority. Except for reasonable quantities of ordinary office supplies such as copier toners, liquid paper and ink and common cleaning materials and solvents or other substances commonly used in non-hospital medical offices (all of which shall in any event be kept, stored and used only in accordance with applicable laws and regulations), Subtenant shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Subleased Premises or the Park by Subtenant, its agents, employees, contractors, or invitees. Subtenant hereby agrees to indemnify Sublandlord from and against any breach by Subtenant of the obligations stated in the preceding sentence, and agrees to defend and hold Sublandlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Building or the Park, damages for the loss or restriction or use of rentable space or of any amenity of the Park, damages arising from any adverse impact on marketing of space in the Building or the Park, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Sublease Term as a result of such breach. This indemnification of Sublandlord by Subtenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material. Subtenant shall promptly notify Sublandlord of any release of a Hazardous Material in the Subleased Premises or (if caused by Subtenant or its agents or contractors) in the Park.

(b) If Subtenant knows, or has reasonable cause to believe, that a Hazardous Material, or a condition involving or resulting from same, has come to be located in, on or under or about the Subleased Premises or the Park, Subtenant shall immediately give written notice of such fact to Sublandlord. Subtenant shall also immediately give Sublandlord (without demand by Sublandlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received by Subtenant from or to any governmental authority or persons entering or occupying the Subleased Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Material or contamination in, on or about the Subleased Premises or the Park.

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ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1

RESTRICTION. (a) Except as provided in this Article VI, Subtenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise neither this Sublease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Subleased Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant, or used or occupied or permitted to be used or occupied, by anyone other than Subtenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting without the prior written consent of Sublandlord and Master Landlord, which consent of Sublandlord shall not be unreasonably withheld, conditioned, or delayed in accordance with the terms and conditions of the Master Lease applicable to Master Landlord’s consent rights). Notwithstanding the foregoing, Subtenant shall have the right to conduct a Permitted Transfer (as hereinafter defined) without Sublandlord’s prior consent, but upon at least ten (10) days prior written notice to Sublandlord, sublet all or any portion of the Subleased Premises or assign its interest in this Sublease to: (i) to any person(s) or entity who controls, is controlled by or is under common control with Tenant, (ii) to any entity resulting from the merger, acquisition, consolidation or other reorganization with Tenant, whether or not Tenant is the surviving entity, (iii) to any person or legal entity which acquires all or substantially all of the assets or stock of Tenant (each of the foregoing is hereinafter referred to as a “Permitted Transfer”).

(b) Without limiting the foregoing, any agreement pursuant to which: (x) Subtenant is relieved from the obligation to pay, or a third party agrees to pay on Subtenant’s behalf, all or any portion of Basic Rent, Escalation Charges or other charges due under this Sublease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Sublease or sublet or attempt to sublet all or any portion of the Subleased Premises, shall for all purposes hereof be deemed to be an assignment of this Sublease and subject to the provisions of this Article VI. Unless the stock or partnership interest (or other evidence of the ownership of Subtenant) is registered and publicly traded on an exchange regulated by the United States Securities and Exchange Commission, the provisions of this paragraph (a) shall apply to a transfer (by one or more transfers over the Sublease Term) of fifty one percent (51%) or more of the stock or partnership interests or other evidences of ownership of Subtenant as if such transfer were a prohibited assignment of this Sublease.

(c) If, in violation of this Article 6, this Sublease be assigned, or if the Subleased Premises or any part thereof be sublet or occupied by anyone other than Subtenant and there is an Default of Subtenant, Sublandlord may, at any time and from time to time, collect rent and other charges from the assignee or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Sublease shall be deemed a waiver of this covenant, or the acceptance of the assignee or occupant as a Subtenant or a release of Subtenant from the further performance of covenants on the part of Subtenant to be

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performed hereunder. Any consent by Sublandlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Subtenant. No assignment or subletting hereunder shall relieve Subtenant from its obligations hereunder and Subtenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Sublandlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Sublease on the part of Subtenant to be kept and performed.

(d) If Sublandlord (and Master Landlord to the extent required under the Master Lease), consents to Subtenant’s assignment of this Sublease or further sublease of the Subleased Premises at a rental or for other consideration in excess of the Rent due and payable by Subtenant under this Sublease, then Subtenant shall pay to Sublandlord, as “Additional Rent”: (a) on the first day of each month during the term of any such sublease or assignment, fifty percent (50%) of the excess of all rent and other consideration received from the sub-subtenant or assignee for such month over the Rent then payable to Sublandlord pursuant to the provisions of this Sublease for said month (or if only a portion of the Subleased Premises is being sublet, the excess of all rent and other consideration due from the sub-subtenant for such month over the portion of the Rent then payable to Sublandlord pursuant to the provisions of this Sublease for said month), after deducting Subtenant’s reasonable, out-of-pocket transaction costs for brokerage commissions, legal fees, tenant improvements, and free rent. Notwithstanding the foregoing, this sharing of profits shall not apply to Permitted Transfers.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITION OF SUBLEASED PREMISES

7.1

SUBTENANT’S AGREEMENT. (a) Subtenant will keep neat and clean and maintain in good order, condition and repair the Subleased Premises and every part thereof, excepting only those repairs for which Sublandlord is responsible under the terms of this Sublease, reasonable wear and tear of the Subleased Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and shall surrender the Subleased Premises at the end of the Sublease Term in such condition. Without limitation, Subtenant shall continually during the Sublease Term maintain the Subleased Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable board of fire underwriters, and shall, at Subtenant’s own expense, obtain all permits, licenses and the like required by

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applicable law for Subtenant’s modifications, alterations or additions to the Subleased Premises and to operate its business. To the extent that the Subleased Premises constitute a “Place of Public Accommodation” within the meaning of the Americans With Disabilities Act of 1990, Subtenant shall be responsible, subject to the requirements of Section 5.2, for making the Subleased Premises comply with such Act. However, Subtenant shall not be obligated to make any structural alterations to the Subleased Premises as a result of any change in the law unless compliance shall be required by reason of (i) any new cause or condition related to any alterations or installations made by Subtenant in the Subleased Premises, (ii) Subtenant’s particular use of the Subleased Premises (as opposed to general office uses), or (iii) any breach of any of Subtenant’s covenants or agreements under the Sublease. In addition, if due to any alteration, addition or improvement made by Subtenant, other portions of the Building or the Property must be altered in order to comply with any legal requirement, Sublandlord may make such alteration at Subtenant’s cost. Notwithstanding the foregoing or the provisions of Article XII, to the maximum extent this provision may be enforceable according to law, but subject to any applicable waivers of claims and rights of subrogation contained in this Sublease, Subtenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Subtenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Sublandlord or Agent with respect to the Building or the Park increases as a result of payment by the insurer of any claim arising from the any act or neglect of Subtenant, or its contractors or invitees, Subtenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Sublandlord, as an additional charge.

(b) If repairs are required to be made by Subtenant pursuant to the terms hereof, Sublandlord may demand that Subtenant make the same forthwith, and if Subtenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Sublandlord may make such repairs immediately), Sublandlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof), and shall not be responsible to Subtenant for any loss or damage whatsoever that may accrue to Subtenant’s stock or business by reason thereof.

7.2

FLOOR LOAD - HEAVY MACHINERY. (a) Subtenant shall not place a load upon any floor in the Subleased Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Sublandlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Subtenant at Subtenant’s expense in settings sufficient, in Sublandlord’s reasonable

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judgment, to absorb and prevent vibration, noise and annoyance. Subtenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Sublandlord’s prior consent, which consent may include a requirement to provide insurance, naming Sublandlord as an insured, in such amounts as Sublandlord may deem reasonable.

(b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Subtenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Subtenant, and Subtenant will exonerate, indemnify and save Sublandlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.3	BUILDING SERVICES. Subtenant shall receive access to all building services as identified and described in Paragraph 7.4 of the Master Leaser, the terms of which are incorporated herein by reference.

7.4

ELECTRICITY. Subtenant shall be solely responsible for all charges associated with the use of electricity as provided for in Paragraph 7.5 of the Master Lease, the terms of which are incorporated herein by reference. All other terms of said Paragraph 7.5 are incorporated herein such that any rights or obligations of the Sublandlord thereunder are the rights and obligations of the Subtenant hereunder to the maximum logical extent applicable.

7.5

UTILITIES, ETC. Except as expressly provided in this Article 7, it is understood and agreed that Subtenant shall make its own arrangements for the installation or provision of all such utilities and that Sublandlord shall be under no obligation to furnish any utilities to the Subleased Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Subleased Premises. Notwithstanding the forgoing and anything contained in the Sublease or the Master Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur as a result of repairs to the Building made by Sublandlord or Master Landlord, or the negligence or willful misconduct of Sublandlord or Master Landlord, its agents, contractors, or employees (any such repair, negligence, or willful misconduct, or interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), (ii) it is within the Sublandlord or Master Landlord’s reasonable control to remedy such Service Interruption, (iii) such Service Interruption continues for more than three (3) consecutive business days after Sublandlord or Master Landlord shall have received notice thereof from Subtenant, and (iv) as a result of such Service Interruption, the conduct of Subtenant’s normal operations in the Subleased Premises are materially and adversely affected, then there shall be an abatement of one

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day’s prorated Basic Rent for each day during which such Service Interruption continues after such three (3) business day period. If the entire Subleased Premises have not been rendered unusable by the Service Interruption and the Subtenant is able to and does use the remaining usable space of the Subleased Premises, the amount of abatement shall be equitably prorated. For purposes hereof, the term “Essential Services” shall mean the following services, but only to the extent Landlord shall be obligated under the terms and conditions of this Lease to provide the same: water, sewer/septic service, electricity, air conditioning and heating.

ARTICLE VIII

INTENTIONALLY OMITTED

ARTICLE IX

INTENTIONALLY OMITTED

ARTICLE X

INDEMNITY AND INSURANCE

10.1

INDEMNITY. (a) Notwithstanding any other provision of this Sublease or the Master Lease to the contrary, to the maximum extent this agreement may be made effective according to law and subject to the waiver of subrogation, Subtenant agrees to indemnify and save harmless Sublandlord from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Subleased Premises; (ii) from any accident, injury or damage occurring outside of the Subleased Premises where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Subtenant or Subtenant’s agents or employees or independent contractors; or (iii) in connection with the conduct or management of the Subleased Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Sublandlord) in or about the Subleased Premises; and, in any case, occurring after the date of this Sublease until the end of the Sublease Term and thereafter so long as Subtenant is in occupancy of any part of the Property. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels.

(b) Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of the failure of Sublandlord to perform any covenant, term or condition of this Sublease or of the Master Lease to be performed by Sublandlord hereunder, provided, however, in no event shall Sublandlord ever be liable to Subtenant for consequential damages under this Section 12(b).

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(c) The provisions of this Article shall survive the termination of this Sublease with respect to any claims or liability accruing prior to such termination.

10.2

PUBLIC LIABILITY INSURANCE. (a) Subtenant shall obtain and keep in force during the Sublease Term a commercial general liability policy of insurance with coverages acceptable to Sublandlord, in Sublandlord’s reasonable discretion, which, by way of example and not limitation, protects Subtenant and Sublandlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Subleased Premises and all areas appurtenant thereto, and under which the insurer agrees to indemnify and hold Sublandlord, Agent and those in privity of estate with Sublandlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Such insurance shall be written on an occurrence basis providing coverage in an amount not less than the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Sublandlord shall from time to time reasonably request, with an “Additional Insured-Managers and Sublandlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Sublease as an “insured contract” for the performance of Subtenant’s indemnity obligations under this Sublease.

(b) Subtenant shall, at all times during the term hereof, maintain the following insurance with coverages reasonably acceptable to Sublandlord: (i) workers’ compensation insurance as required by applicable law, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at least $1,000,000 per occurrence and business interruption and extra expense insurance. In addition to the insurance required in (i), (ii), (iii) and (iv) above, Sublandlord shall have the right to require Subtenant to increase the limits of its insurance and/or obtain such additional insurance as is customarily required by Sublandlords owning similar real property in the geographical area of the Property.

10.3

SUBTENANT’S RISK. Subtenant agrees to use and occupy the Subleased Premises and to use such other portions of the Property as Subtenant is herein given the right to use at Subtenant’s own risk. To the maximum extent this agreement may be made effective according to law, Sublandlord shall have no responsibility or liability for any loss of or damage to Subtenant’s Removable Property. Subtenant shall obtain and keep in force during the Sublease Term “All Risk” extended coverage property insurance with coverages acceptable to Sublandlord, in Sublandlord’s reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on

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Subtenant’s personal property, all Subtenant improvements installed at the Subleased Premises by Sublandlord or Subtenant, Subtenant’s trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against All Risk Insurance’ including vandalism and malicious mischief, theft and sprinkler leakage, Earthquake and Flood, if the Park is in Flood Zone A or V. Subtenant’s policy shall include endorsements to insure Subtenant against losses to valuable papers, records and computer equipment and to compensate Subtenant for the cost of recovering lost data. To the extent that Subtenant’s policy covers Subtenant improvements to the Subleased Premises, Sublandlord, and if applicable any lender or mortgagee of the Sublandlord shall be a loss payee on such policy. The provisions of this Section 10.3 shall be applicable from and after the execution of this Sublease and until the end of the Sublease Term, and during such further period as Subtenant may use or be in occupancy of any part of the Subleased Premises or of the Building.

10.4

CERTIFICATES, CANCELLATION, ETC. Subtenant shall deliver to Sublandlord certificates of the insurance policies required above concurrently with Subtenant’s execution of this Sublease using Evidence of Property Insurance, ACORD 28 and Commercial General Liability Acord 25. Subtenant’s insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Sublandlord. Subtenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Sublandlord with renewals thereof. Subtenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Property is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A and a financial rating of at least “Class X” (or such other rating as may be required by any lender having a lien on the Park) as set forth in the most recent edition of “Best Insurance Reports.” All insurance obtained by Subtenant shall be primary to and not contributory with any similar insurance carried by Sublandlord, whose insurance shall be considered excess insurance only. Sublandlord, Sublandlord’s property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers, employees, successors and assigns, shall be included as additional insureds under Subtenant’s commercial general liability policy, the pollution liability policy and under the Subtenant’s excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 24. Subtenant’s insurance policies shall not include deductibles in excess of $5,000. Sublandlord makes no representation to Subtenant that the limits or forms of coverage specified above or approved by Sublandlord are adequate to insure Subtenant’s property or Subtenant’s obligations under this Sublease, and the limits of and insurance carried by Subtenant shall not limit Subtenant’s obligations or liability under any indemnity provision included in this Sublease or under any other provision of this Sublease.

10.5

INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Subtenant agrees that Sublandlord shall not be responsible or liable to Subtenant, or to those claiming by, through or under Subtenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Subleased Premises or any part of the Property or otherwise.

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ARTICLE XI

ACCESS TO SUBLEASED PREMISES

11.1

Landlord, as defined in the Master Lease, shall have the right to enter the Subleased Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgages, purchasers or tenants of any part of the Building or the Park.

ARTICLE XII

FIRE. EMINENT DOMAIN. ETC.

12.1	All rights, obligations, duties, and requirements of Article 12 of the Master Lease which are applicable to the Sublandlord therein are hereby applicable to the Subtenant herein.

ARTICLE XIII

DEFAULT

13.1	SUBTENANT’S DEFAULT. (a) If at any time subsequent to the date of this Sublease any one or more of the following events (herein referred to as a “Default of Subtenant”) shall happen:

(i) Subtenant shall fail to pay the Basic Rent, Escalation Charges or additional charges hereunder when due and such failure shall continue for five (5) full Business Days after notice to Subtenant from Sublandlord (“Monetary Default”); or

(ii) Subtenant shall neglect or fail to perform or observe any other covenant herein contained on Subtenant’s part to be performed or observed and Subtenant shall fail to remedy the same within thirty (30) days after notice to Subtenant specifying such neglect or failure, or if such failure is of such a nature that Subtenant cannot reasonably remedy the same within such thirty (30) day period, Subtenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iii) Subtenant’s leasehold interest in the Subleased Premises shall be taken on execution or by other process of law directed against Subtenant; or

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(iv) Subtenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Subtenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Subtenant; or

(vi) A petition shall be filed against Subtenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Subtenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Subtenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(vii) Subtenant’s failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.

(c) For purposes of clause (a)(v) above, an “Event of Bankruptcy” means the filing of a voluntary petition by Subtenant, or the entry of an order for relief against Subtenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term “Bankruptcy Code” means 11 U.S.C Sec. 101, et seq. If an Event of Bankruptcy occurs, then the trustee of Subtenant’s bankruptcy estate or Subtenant as debtor-in-possession may (subject to final approval of the court) assume this Sublease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

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(i) file a motion to assume the Sublease with the appropriate court;

(ii) satisfy all of the following conditions, which Sublandlord and Subtenant acknowledge to be commercially reasonable:

(A) cure all Defaults of Subtenant under this Sublease or provide Sublandlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Subtenant hereunder within 10 days from the date of the assumption; and (y) cure all nonmonetary Defaults of Subtenant hereunder within 30 days from the date of the assumption;

(B) compensate Sublandlord and any other person or entity, or provide Sublandlord with Adequate Assurance that within 10 days after the date of the assumption, it will compensate Sublandlord and such other person or entity, for any pecuniary loss that Sublandlord and such other person or entity incurred as a result of any Default of Subtenant, the trustee, or the debtor-in-possession;

(C) provide Sublandlord with Adequate Assurance of Future Performance (as defined below) of all of Subtenant’s obligations under this Sublease; and

(D) deliver to Sublandlord a written statement that the conditions herein have been satisfied.

(d) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance” means at least meeting the following conditions, which Sublandlord and Subtenant acknowledge to be commercially reasonable:

(i) entering an order segregating sufficient cash to pay Sublandlord and any other person or entity under paragraph (b) above, and

(ii) granting to Sublandlord a valid first lien and security interest (in form acceptable to Sublandlord) in all property comprising the Subtenant’s “property of the estate,” as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee’s or debtor-in-possession’s obligation to cure the monetary and nonmonetary defaults under the Sublease within the periods set forth in paragraph (b) above;

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(e) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least meeting the following conditions, which Sublandlord and Subtenant acknowledge to be commercially reasonable:

(i) the trustee or debtor-in-possession depositing with Sublandlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months’ Basic Rent plus an amount equal to two (2) months’ installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9.,

(ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9 hereof;

(iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Sublease;

(iv) Subtenant’s bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Subtenant’s bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Sublandlord that the bankruptcy estate (and any successor after the conclusion of the Subtenant’s bankruptcy proceedings) will have sufficient funds to fulfill Subtenant’s obligations hereunder; and

(f) If the trustee or the debtor-in-possession assumes the Sublease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Sublease only if the proposed assignee first provides Sublandlord with Adequate Assurance of Future Performance of all of Subtenant’s obligations under the Sublease, and if Sublandlord determines, in the exercise of its reasonable business judgment, that the assignment of this Sublease will not breach any other Sublease, or any mortgage, financing agreement, or other agreement relating to the Building or the Park by which Sublandlord or the Building or the Park is then bound (and Sublandlord shall not be required to obtain consents or waivers from any third party required under any Sublease, mortgage, financing agreement, or other such agreement by which Sublandlord is then bound).

(g) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Sublandlord and Subtenant acknowledge to be commercially reasonable:

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(i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Sublandlord to be sufficient to assure the future performance by the assignee of Subtenant’s obligation under this Sublease; and

(ii) if requested by Sublandlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Sublandlord) from one or more persons who satisfy Sublandlord’s standards of credit worthiness;

13.2

SUBLANDLORD’S REMEDIES. Sublandlord shall have, on account of any Default by Subtenant, all of the rights and remedies set forth in the Master Lease as if Sublandlord is Master Landlord. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

13.3

SUBLANDLORD’S DEFAULT. Sublandlord shall in no event be in default in the performance of any of Sublandlord’s obligations hereunder unless and until Sublandlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by Subtenant to Sublandlord specifying wherein Sublandlord has failed to perform any such obligations.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1

EXTRA HAZARDOUS USE. Subtenant covenants and agrees that Subtenant will not do or permit anything to be done in or upon the Subleased Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Subleased Premises, the Unit or the Park above the standard rate applicable to Subleased Premises being occupied for Permitted Uses; and Subtenant further agrees that, in the event that Subtenant shall do any of the foregoing, Subtenant will promptly pay to Sublandlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2

WAIVER. (a) Failure on the part of Sublandlord to complain of any action or non-action on the part of Subtenant, no matter how long the same may continue, shall never be a waiver by Sublandlord of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Sublandlord shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Sublandlord to or of any action by Subtenant requiring such consent or approval shall not be construed to waive or render unnecessary Sublandlord’s consent or approval to or of any subsequent similar act by Subtenant.

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(b) No payment by Subtenant, or acceptance by Sublandlord, of a lesser amount than shall be due from Subtenant to Sublandlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Subtenant under the provisions hereof. The acceptance by Sublandlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Sublandlord may accept such check (whether or not with knowledge of any breach by Subtenant) without prejudice to any other rights or remedies which Sublandlord may have against Subtenant.

14.3

COVENANT OF QUIET ENJOYMENT. Subtenant, subject to the terms and provisions of this Sublease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Sublease on Subtenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Subleased Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Sublandlord to have title to the Subleased Premises superior to Subtenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4	SUBLANDLORD’S LIABILITY.

(a) In no event shall Sublandlord ever be liable to Subtenant for any loss of business or any other indirect, punitive or consequential damages suffered or claimed by Subtenant from whatever cause.

(b) Where provision is made in this Sublease for Sublandlord’s consent and Subtenant shall request such consent and Sublandlord shall fail or refuse to give such consent, Subtenant shall not be entitled to any damages for any withholding by Sublandlord of its consent, it being intended that Subtenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Sublandlord has expressly agreed in writing not to unreasonably withhold its consent. Any claim, demand, right or defense by Subtenant that arises out of this Sublease or the negotiations which preceded this Sublease shall be barred unless Subtenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

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(c) With respect to any repairs or restoration which are required or permitted to be made by Sublandlord, the same may be made during normal business hours and Sublandlord shall have no liability for damages to Subtenant for inconvenience, annoyance or interruption of business arising therefrom. In the course of any such activity, Sublandlord agrees to use commercially reasonable efforts not to unreasonably interfere with Subtenant’s business operations in the Subleased Premises.

(d) In no event shall Subtenant have the right to terminate this Sublease as a result of Sublandlord’s default under or breach of this Sublease, and Subtenant’s remedies shall be limited to damages and/or an injunction as expressly set forth above. This Sublease and the obligations of Subtenant hereunder shall not be affected or impaired because Sublandlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure event, and the time for Sublandlord’s performance shall be extended for the period of any such delay. Each provision of this Sublease constitutes an independent covenant, enforceable separately from each other covenant hereof. To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision. Subtenant acknowledges and agrees that Subtenant’s obligation to pay Basic Rent and Escalation Charges is independent of any and all obligations of Sublandlord hereunder.

14.5

ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Sublandlord of Sublandlord’s interest in this Sublease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Subleased Premises, Subtenant agrees that the execution thereof by Sublandlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Sublandlord hereunder unless such holder shall, by notice sent to Subtenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Sublandlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Subleased Premises.

(b) In no event shall the acquisition of Sublandlord’s interest in the Building or the Park by a purchaser which, simultaneously therewith, leases Sublandlord’s entire interest in the Building or the Park (as the case may be) back to the seller thereof be treated as an assumption by operation of law or otherwise, of Sublandlord’s obligations hereunder, but Subtenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Sublandlord’s obligations hereunder. In any such event, this Sublease shall be subject and subordinate to the Sublease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Sublandlord hereunder unless and until Sublandlord’s position shall have been assumed by such purchaser-lessor.

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(c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Building by Sublandlord, Sublandlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.6	RULES AND REGULATIONS. Subtenant shall abide by rules and regulations set forth in Exhibit D as attached to the Master Lease and incorporated herein by reference.

14.7

ADDITIONAL CHARGES. If Subtenant shall fail to pay when due any sums under this Sublease designated as an Escalation Charge, additional rent or additional charge, Sublandlord shall have the same rights and remedies as Sublandlord has hereunder for failure to pay Basic Rent.

14.8

INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Sublease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

14.9

PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Sublandlord and Subtenant (except in the case of Subtenant, only such assigns as may be permitted hereunder) and, if Subtenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Sublease to be performed by Subtenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Subtenant is not intended to constitute a consent to assignment by Subtenant, but has reference only to those instances in which Sublandlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.10

RECORDING. Subtenant agrees not to record this Sublease, but, if the Sublease Term (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of Sublease in recordable form and complying with applicable law and reasonably satisfactory to Sublandlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Subtenant under this Sublease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Sublease, and is not intended to vary the terms and conditions of this Sublease.

14.11

NOTICES. Whenever, by the terms of this Sublease, notices shall or may be given either to Sublandlord or to Subtenant, such notice shall be in writing and shall be delivered by hand (with a receipt), or sent by certified mail, postage prepaid, return receipt requested, or by reputable overnight or express delivery service for next Business Day delivery to each of the respective parties at the addresses first specified and identified herein.

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14.12

WHEN SUBLEASE BECOMES BINDING; COUNTERPART. (a) The mailing, delivery or negotiation of this Sublease shall not be deemed an offer by Sublandlord to enter into any transaction or to enter into any relationship with Subtenant, whether on the terms contained herein or on any other terms. This Sublease shall not be binding upon Sublandlord or Subtenant, nor shall Sublandlord nor Subtenant have any obligations or liabilities with respect thereto, or with respect to the Subleased Premises, unless and until Sublandlord and Subtenant executes and delivers this Sublease and any and all conditions subsequent identified herein have been fully satisfied. Until occurrence of the foregoing, Sublandlord or Subtenant may terminate all negotiation and discussion of the subject matter hereof, without causes and for any reason, without recourse or liability. All negotiations, considerations, representations and understandings between Sublandlord and Subtenant are incorporated herein and this Sublease expressly supersedes any proposals or other written documents relating hereto. This Sublease may be modified or altered only by written agreement between Sublandlord and Subtenant, and no act or omission of any employee or agent of Sublandlord shall alter, change or modify any of the provisions hereof.

(b) This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge and agree that this Sublease may be executed via facsimile or .pdf format (including computer-scanned or other electronic reproduction of the actual signatures) and that delivery of a facsimile or other signature by electronic or physical means shall be effective to the same extent as delivery of an original signature. Notwithstanding the foregoing, originally signed documents shall be provided upon either party’s request.

14.13

PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Sublease. The provisions of this Sublease shall be construed as a whole, according to their common meaning (except where the intent to have a precise legal interpretation applied is clearly evidenced), and not for or against either party. Use in this Sublease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

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14.14

RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Sublease shall be subordinate to any mortgage from time to time encumbering the Subleased Premises, whether executed and delivered prior to or subsequent to the date of this Sublease, if the holder of such mortgage shall so elect.

14.15

SECURITY DEPOSIT. Subtenant shall deliver to Sublandlord at the time of execution of this Sublease by Subtenant the security deposit set forth in Section 1.2, as security for Subtenant’s faithful performance of Subtenant’s obligations hereunder. If Subtenant fails to pay Basic Rent, Additional Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, Sublandlord may (but shall have no obligation to) use all or any portion of said deposit for the payment of any Basic Rent or other charge due hereunder to pay any other sum to which Sublandlord may become obligated by reason of Subtenant’s default or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of said deposit, Subtenant shall within ten (10) business days after written demand therefor deposit cash with Sublandlord in an amount sufficient to restore said deposit to its full amount. Sublandlord shall not be required to keep said Security Deposit separate from its general accounts. If Subtenant performs all of Subtenant’s obligations hereunder, said Security Deposit, or so much thereof as shall not then have been applied by Sublandlord, shall be returned, without payment of interest or other amount for its use, to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) within fifteen (15) days after the expiration or earlier termination of the Sublease Term, and after Subtenant has vacated and delivered the Subleased Premises as required hereunder. No trust relationship is created herein between Sublandlord and Subtenant with respect to said Security Deposit. Subtenant acknowledges that the Security Deposit is not an advance payment of any kind or a measure of or limit on Sublandlord’s damages in the event of Subtenant’s default. Any application of the Security Deposit by Sublandlord shall be without prejudice to any other right or remedy.

14.16

REMEDYING DEFAULTS. Sublandlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Subtenant to perform any of the provisions of this Sublease, and in the event of the exercise of such right by Sublandlord, Subtenant agrees to pay to Sublandlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at Bank of America, as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Sublandlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at Bank of America from the due date thereof and shall be payable forthwith on demand by Sublandlord, as an additional charge.

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14.17

HOLDING OVER. Any holding over by Subtenant after the expiration of the Sublease Term shall be treated as a daily tenancy at sufferance at a rate equal to one and on half (1.5) times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Nothing contained herein shall be construed to constitute Sublandlord’s consent to Subtenant holding over at the expiration or earlier termination of the Sublease Term. Subtenant hereby agrees to indemnify, hold harmless and defend Sublandlord from any cost, loss, claim or liability (including without limitation attorneys’ fees) Sublandlord may incur (including without limitation lost rents or income from other Subtenants) as a result of Subtenant’s failure to surrender possession of the Subleased Premises to Sublandlord upon the termination of this Sublease. Otherwise, such holding over shall be on the terms and conditions set forth in this Sublease as far as applicable. Provided that if Subtenant holds over at the expiration of the Sublease Term, Subtenant shall indemnify and hold harmless Sublandlord as to any liability, costs, or fees incurred by virtue of the Master Lease associated with Subtenant’s failure to timely vacate.

14.18

WAIVER OF CLAIMS AND SUBROGATION. Sublandlord and Subtenant: (i) mutually agree that, with respect to any damage to property, the loss from which is covered (or required to be covered) by insurance then being carried by them, respectively, the one carrying (or required to carry) such insurance and suffering such loss releases the other of and from, and forever waives, any and all claims with respect to such loss, but only to the extent of the limits of insurance carried (or required to be carried) with respect thereto; and (ii) mutually agree that any property damage insurance carried (or required to be carried) by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other.

14.19

PARKING. During the Sublease Term, and subject to the Rules, Subtenant shall be entitled to use the number of parking spaces set forth in Section 1.1 in the parking facility of the Building, without additional rental or use charges. If Subtenant commits or allows in the parking facility any of the activities prohibited by the Sublease or the Rules, then Sublandlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Subtenant, which cost shall be immediately payable by Subtenant upon demand by Sublandlord.

14.20

SURRENDER OF SUBLEASED PREMISES. Upon the expiration or earlier termination of the Sublease Term, Subtenant shall peaceably quit and surrender to Sublandlord the Subleased Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Subleased Premises during the Sublease Term, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Sublease, Subtenant has no responsibility of repair or restoration. Subtenant shall remove all of Subtenant’s Removable Property and, to the extent specified by Sublandlord, all alterations and additions made by Subtenant and all

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partitions wholly within the Subleased Premises unless installed initially by Sublandlord in preparing the Subleased Premises for Subtenant’s occupancy; and shall repair any damages to the Subleased Premises or the Building caused by such removal. Any Subtenant’s Removable Property which shall remain in the Building or on the Subleased Premises after the expiration or termination of the Sublease Term shall be deemed conclusively to have been abandoned, and either may be retained by Sublandlord as its property or may be disposed of in such manner as Sublandlord may see fit, at Subtenant’s sole cost and expense.

14.21

FURNITURE. During the Sublease Term, Subtenant may use, at no additional charge, the furniture located in the Subleased Premises and listed on Exhibit C (the “Furniture”). Subtenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, care, and repair of the Furniture, at Subtenant’ sole cost and expense. Subtenant shall not reconfigure or alter the Furniture without the prior written consent of the Sublandlord . Upon the expiration or earlier termination of this Sublease, Subtenant shall surrender the Furniture to Sublandlord in as good condition as it was first received by Subtenant, ordinary wear and tear excepted. The Furniture will be provided by Sublandlord in its “AS IS” condition, with all faults and defects, and Subtenant shall take possession of and use such Furniture at Subtenant’s sole risk and in compliance with all applicable laws. No representations or warranties whatsoever as to the Furniture’s condition or fitness for a particular purpose, express or implied, are made by Sublandlord.

14.22	GOVERNING LAW. This Sublease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.23

ANTI-TERRORISM PROVISIONS. (a) Subtenant represents, warrants and covenants to Sublandlord that (i) neither Subtenant nor any of its partners, members, principal stockholders or any other constituent entity either in control of the operation or management of Subtenant or having a controlling financial interest in Subtenant has been or will be designated or named as a terrorist, a “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tl1 or at any replacement website or other replacement official publication of such list (such list, or any such replacement official publication of such list, the “OFAC List”), or by any Executive Order or the United States Treasury Department; and (ii) Subtenant has not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. A breach of any Subtenant representation, warranty and covenant contained in this Section shall be an

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immediate and material Default of Subtenant under this Sublease without notice or cure rights. Subtenant hereby agrees to defend, indemnify and hold harmless Sublandlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to Subtenant’s breach of any of the foregoing representations, warranties and/or covenants.

(b) Sublandlord represents, warrants and covenants to that (i) neither Sublandlord nor any of its general partners or any other constituent entity in control of the operation or management of Sublandlord has been designated or named as a terrorist, a “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any such law, order, rule or regulation or on the most current OFAC List, or by any Executive Order or the United States Treasury Department; and (ii) Sublandlord has not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

14.24

CONDOMINIUM CREATION. Subtenant agrees and acknowledges that the Building and the Subleased Premises are part of the Totten Pond Office Park Condominium as the same has been established by Master Deed dated December 7, 2006 and recorded with the Middlesex South County Registry of Deeds (the “Registry”) in Book 48627, Page 337, as amended by a Designation of Limited Common Elements dated January 18, 2011 and recorded with the Registry in Book 56471, Page 445 (as amended, the “Master Deed”), and Declaration of Trust dated December 7, 2006 (the “Trust” together with the Master Deed are collectively referred to as the “Condominium Documents”) and recorded with the Registry in Book 48627, Page 361, pursuant to Chapter 183A of the Massachusetts General Laws (the “Condominium Act”). Subtenant agrees and acknowledges that the Building and Subleased Premises shall be subject to the Condominium Documents and Condominium Act. The Condominium Documents shall take priority over this Sublease and this Sublease shall automatically be subordinate to the Condominium Documents without the need for recording of any additional document. The Sublandlord reserves to itself solely and exclusively all the rights of a Unit owner with respect to the Building or the Subleased Premises, including the right to vote and participate in the governance of the condominium as a Unit owner, trustee or declarant under the Master Deed. In the event any Operating Expenses are converted to common charges assessed or levied against the Building as part of the Condominium, Subtenant’s percentage of increases in Operating Expenses under this Sublease shall be deemed to include a proportionate amount of such common charges to the extent such expense would otherwise be an includable Operating Expenses under Section 9.1 if it had not been converted to common charges.

14.25	CHANGES OR ALTERATIONS BY LANDLORD. All rights and obligations under Paragraph 14.28 of the Master Lease are incorporated herein by reference.

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14.26

POST-TERMINATION OBLIGATIONS. The expiration or termination of this Sublease shall not relieve Subtenant of its obligations hereunder which by their terms or nature Subtenant is to perform after such expiration or termination, including without limitation the obligation to pay any Rent accrued with respect to the Term, and any indemnity given hereunder as to events, occurrences and conditions happening prior to such expiration or termination, all of which shall continue and remain in full force and effect for so long as allowed by applicable statutes of limitation or other applicable law.

14.27

NO PRESUMPTION AGAINST DRAFTER. Sublandlord and Subtenant understand, agree and acknowledge that this Sublease has been freely negotiated by both parties and that, in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Sublease or any of its terms or conditions, there shall be no influence, presumption or conclusion whatsoever drawn for or against either party by virtue of that party having drafted this Sublease or any portion thereof.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

Sublandlord:		Subtenant
/s/ Adam Houghton By: Adam Houghton
By:	/s/ Sam Lofland
Its: General Counsel		Its: Chief Business Officer, Upstream Bio
Date: December 28, 2021		Date: December 15, 2021

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EXHIBIT A

MASTER LEASE

(Attached)

31

LEASE

UNIT NO. 3 OF THE TOTTEN POND OFFICE PARK CONDOMINIUM,

460 TOTTEN POND ROAD, WALTHAM, MASSACHUSETTS

THIS INSTRUMENT IS A LEASE, dated as of August 31, 2017 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in Unit No. 3 of the Totten Pond Office Park Condominium, 460 Totten Pond Road, Waltham, Massachusetts (the “Building” or the “Unit”). The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2 BASIC DATA.

Landlord: The Realty Associates Fund X L.P., a Delaware limited partnership.

Landlord’s Original Address: c/o TA Associates Realty, 28 State Street, Boston, MA 02109.

Tenant: Imaging Endpoints II, LLC, an Arizona limited liability company.

Tenant’s Original Address: 9700 N. 91st St., Scottsdale, AZ 85258

Guarantors: None.

Basic Rent: Subject to the provisions of Section 3.1, Tenant shall pay Basic Rent at the rates hereafter set forth:

Lease Year	Rent/SF/Annum	Annual Basic Rent
1	$28.50	$97,042.50
2	$29.50	$100,447.50
3	$30.50	$103,852.50

Premises Rentable Area: Agreed to be 3,405 square feet located on the fourth floor of the Building.

Permitted Uses: General business and professional offices, and for no other uses.

Escalation Factor: 2.524%, as computed in accordance with the Escalation Factor Computation.

Construction Completion Date: As defined in Section 4.2(d).

Initial Term: The period of approximately three (3) years commencing on the Commencement Date and expiring at 11:59 p.m., Boston time, on the day immediately preceding the third (3rd) anniversary of the Rent Commencement Date, except that if the Rent Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be on the last day of the calendar month on which such anniversary shall fall.

Security Deposit: $25,111.88, subject to the provisions of Section 14.17.

Parking Spaces: Eleven (11) spaces (computed at 3.3 spaces per 1,000 square feet of Premises Rentable Area), on an unreserved, first come, first served basis (subject to Section 14.21).

Rent Commencement Date: The thirty-first (31st) day following the Commencement Date.

1.3 ADDITIONAL DEFINITIONS.

Agent: CB Richard Ellis/New England, 100 Cambridge Street, Boston, MA, or such other party as Landlord may from time to time designate.

Base Operating Expenses: The Operating Expenses for the year ending December 31, 2018.

Base Taxes: The real estate taxes for the fiscal year ending June 30, 2018, as they may be reduced by the amount of any abatement.

Broker: Transwestern/ RBJ.

Building Rentable Area: Agreed to be 141,981 square feet.

Business Days: All days except Saturday, Sunday, New Year’s Day, Martin Luther King Day, President’s Day, Patriot’s Day, Memorial Day, Bunker Hill Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday) and such other days that tenants occupying at least 50% of Total Office Area now or in the future recognize as holidays for their general office staff.

Commencement Date: As defined in Section 4.1.

Default of Tenant: As defined in Section 13.1.

Escalation Charges: The amounts prescribed in Sections 8.1 and 9.2.

Force Majeure: As defined in Section 14.4.

Escalation Factor Computation: Premises Rentable Area divided by 95% of Building Rentable Area.

Initial Monthly Parking Rate: None.

Lease Year: A period of twelve (12) consecutive months during the Term of this Lease, except that the first Lease Year will commence on the Commencement Date and end on the day immediately preceding the first anniversary of the Rent Commencement Date, except that if the Rent Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall end on the last day of the calendar month on which such first anniversary shall fall.

Initial Public Liability Insurance: $3,000,000 per occurrence (combined single limit) for property damage, bodily injury or death.

Operating Expenses: As determined in accordance with Section 9.1.

Operating Year: As defined in Section 9.1.

Premises: A portion of the fourth (4th) floor of the Building (excluding the elevators, staircases and mechanical closets), substantially as shown on Exhibit A-3 attached hereto.

Park: The land, buildings and other improvements thereon, from time to time, known as the Totten Pond Office Park Condominium, 400 Totten Pond Road, 410 Totten Pond Road and 460 Totten Pond Road, City of Waltham, Massachusetts, substantially as shown on the plan attached hereto as Exhibit A-l, and as more particularly described in the legal description attached hereto as Exhibit A-2.

Tax Year: As defined in Section 8.1.

Taxes: As determined in accordance with Section 8.1

Tenant’s Delay: As defined in Section 4.4.

Tenant’s Removable Property: As defined in Section 5.2.

Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

ARTICLE II

PREMISES AND APPURTENANT RIGHTS

2.1

LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises, excluding the roof, exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building or Park (and any areas, such as the space above the ceiling or in the walls, that may contain such pipes, ducts, conduits, wires or appurtenant fixtures), and if Tenant’s space includes less than entire rentable area of any floor, excluding the central core area of such floor.

2.2

APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, rights to use in common, with others entitled thereto, subject to reasonable rules governing use of the Building and Park from time to time made by Landlord of which Tenant is given prior written notice and with due regard for the rights of others to use the same (a) the common roadways, sidewalks and walkways necessary for the purposes of access to the Building from public road and walkways of the Park, (b) the Parking Areas for the purpose of parking of motor vehicles by Tenant and Tenant’s employees and invitees on a first-come first served, non-reserved basis, (c) common lobby, bathrooms and stairways of the Building and (d) any common area amenities of the Park (e.g., benches and lawns) for the purposes for which the same are intended; and no other appurtenant rights or easements. For the purposes hereof, the “Parking Areas” shall be defined as those portions of the parking areas in the Park which are available for the common use by all of the tenants in the Park, as may be designated by Landlord, from time to time.

(b) Excepted and excluded from the Premises are the ceiling, floor and perimeter walls (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises, as well as all plate glass, are a part thereof. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Landlord reserves the right from time to time, without unreasonable interference with use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or Park, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, Building or Park, (b) to alter or relocate any other common facility, (c) to make any repairs and replacements to the Premises which Landlord may deem necessary, and (d) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same.

2.3

THE PARK. The Building is located in the Park described in Article 1.1, which Park may be changed, increased or decreased from time to time by Landlord during the Term (as defined below) by (i) the addition or subdivision of parcels or (ii) the construction and/or demolition of buildings and/or other improvements by Landlord or (iii) the conveyance or sale of any building(s) or unit(s) within the Park by Landlord.

ARTICLE III

BASIC RENT

3.1

PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement, deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. At the time of Tenant’s execution and delivery of this Lease, Tenant shall pay the Basic Rent that will be due for the first full month following the Rent Commencement Date together with any security deposit. Basic Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Agent, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. Notwithstanding the foregoing, so long as there exists no Default of Tenant (nor any event or circumstance which, with the giving of notice or the passage of time, would constitute a Default of Tenant) exists, Landlord will waive the requirement that Tenant pay Basic Rent for the period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date. In the event that any installment of Basic Rent is not paid when due, Tenant shall pay, in an addition to any charges under Section 14.18, at Landlord’s request an administrative fee equal to 1% of the overdue payment. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, additional charges or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

(b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

ARTICLE IV

COMMENCEMENT AND CONDITION

4.1	COMMENCEMENT DATE. The Commencement Date shall be the later to occur of (i) November 1, 2017 (the “Target Date” ) or (i) the day on which Landlord tenders possession of the Premises to Tenant.

Notwithstanding the foregoing, if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date. Upon the occurrence of the Commencement Date, each party shall enter into a letter agreement substantially in the form of Exhibit B hereto, confirming such Date. The failure of either party to enter into such a letter agreement shall have no effect on the occurrence of the Commencement Date as provided herein.

4.2

CONDITION OF THE PREMISES. The Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY by Landlord. Tenant acknowledges and agrees that Tenant shall be solely responsible for any work done in or to the Premises, including without limitation with respect to telephone/data cabling or infrastructure, floor coring, supplemental cooling, any furniture, any security system and any other changes with respect to the Premises (it being understood that all such work shall be subject to the terms and conditions of this Lease). Tenant acknowledges that it has inspected the Premises and common areas of the Building and has found the same satisfactory for their intended use.

4.3

LANDLORD’S ALLOWANCE. Landlord acknowledges that Tenant may desire to make certain alterations or improvements in the Premises to make the same more suitable for Tenant’s occupancy (collectively, the “Tenant Improvements”), which may include, without limitation design and construction of leasehold improvements and wiring and infrastructure for Tenant’s furniture systems. All Tenant Improvements shall be undertaken by Tenant in strict accordance with this Lease, including without limitation Section 5.2 hereof, and in accordance with plans and specifications approved in advance by Landlord, such approval not to be unreasonably withheld, delayed or conditioned. The Tenant Improvements shall be deemed substantially complete on that date on which the Tenant Improvements have been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after Tenant has taken occupancy of the Premises, or any part thereof, without causing undue interference with Tenant’s use of the Premises. To the extent that (i) such work is substantially completed in accordance with such requirements, and (ii) receipted invoices (and other material required under this Lease or reasonably required by Landlord such as, but not limited to, final lien waivers from any contractor or subcontractor performing the Tenant Improvements) showing the actual cost thereof are presented to Landlord, within one hundred eighty (180) days after the Commencement Date, and (iii) at the time of any advance of funds, there then exists no Default of Tenant under the Lease, nor any event or circumstance which, with the giving of notice or the passage of time, or both, would constitute a Default of Tenant, Landlord shall reimburse Tenant, within thirty (30) days after receipt of such invoices and supporting material, for costs actually incurred by Tenant (excluding the costs of furniture, trade fixtures and equipment), as evidenced by such invoices, in connection with the construction of the Tenant Improvements, but in no event shall Landlord be obligated to reimburse Tenant more than Thirty-four Thousand Fifty Dollars ($34,050.00) (the “Landlord’s Allowance”). Any portion of Landlord’s Allowance that is not used for the Tenant Improvements may be used by Tenant as a credit toward payments of Basic Rent. If Tenant desires to apply any available portion of Landlord’s Allowance to Basic Rent, Tenant shall so advise Landlord in writing no later than the day on which the payment in question would otherwise be due, specifying the amount to be applied and the calendar month to which such payment is to be applied. To the extent that, within two hundred seventy (270) days after the Commencement Date, Tenant has not either requested disbursement of Landlord’s Allowance to pay for Tenant Improvement costs or requested that Landlord apply the undisbursed Landlord’s Allowance to payment of then owing or future installments of Basic Rent, Landlord shall have no further obligation to advance or credit any then-undisbursed portion of Landlord’s Allowance or otherwise reimburse Tenant for any such costs.

ARTICLE V

USE OF PREMISES

5.1

PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses specifically excluding use for governmental, utility company or employment agency offices.

(b) Tenant agrees to conform to the following provisions during the Term of this Lease:

(i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

(ii) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises without Landlord’s prior written consent. Landlord will not unreasonably withhold consent for Tenant’s standard corporate signs or lettering on the entry doors to the Premises, provided such signs conform to building standards adopted by Landlord in its sole discretion and Tenant has submitted to Landlord for approval a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Tenant shall be responsible for obtaining any necessary governmental approvals for such signs, and for the maintenance, repair and replacement (and, upon the expiration or earlier termination of this Lease, the removal) of such signs. Landlord agree to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building. The initial cost of placing Tenant’s name in the directory shall be paid by Landlord. The cost of any subsequent modifications thereto shall be paid by Tenant, at Tenant’s sole expense. Tenant shall be solely responsible for maintaining, repairing and removing any signage not provided by Landlord;

(iii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

(iv) Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws and ordinances, governmental rules, regulations, and orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall, at Tenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health;

5.2

INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions or improvements (including, but not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing) in or to the Premises (including, any improvements necessary for Tenant’s initial occupancy of the Premises) without Landlord’s prior written consent. Landlord’s consent shall not be required in the case of interior cosmetic or decorative alterations that (i) do not affect the electrical, mechanical or plumbing systems or equipment serving the Premises, and (ii) do not require a building permit or other governmental approval or review; and (iii) cost less than $10,000.00 in the aggregate. Any such alterations, additions or improvements for which consent is required shall be in accordance with complete plans and specifications approved in advance by Landlord. All of Tenant’s alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall be coordinated with any work being performed by Landlord and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation. Such work shall (i) be performed in a good and workmanlike manner and in compliance with all applicable laws, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and in accordance with the construction regulations set forth in Exhibit C attached hereto, and (iii) become part of the Premises and the property of Landlord. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant’s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against, the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Park and immediately to discharge any such liens which may so attach.

(b) All articles of personal property and all business and trade fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Any Tenant’s Removable Property shall be installed at the sole risk of Tenant and shall be insured by Tenant in accordance with Article X. In connection with the installation of telecommunication equipment by Tenant, such installation shall occur only in such locations and in such a manner as approved in writing by the Landlord (which approval shall not be unreasonably delayed, conditioned or withheld) and none of such wires, ducts or equipment shall be located in areas outside the Premises. Notwithstanding any other provision of this Lease, at the request of Landlord, telecommunication wires, ducts or equipment installed by the Tenant shall be removed by Tenant at the expiration of the Term or earlier termination of this Lease, and all damage caused by such removal repaired. Telephone switches, antennae, electronic distribution boxes and similar equipment shall only be located within the Premises.

(c) In any case, at the time of Landlord’s approval, Tenant shall pay to Landlord a fee equal to four percent (4%) of the cost any alteration, addition or improvement for which Tenant requests Landlord’s consent to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic’s lien shall have been filed against the Unit or the Park based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

(d) In the course of any work being performed by Tenant (including without limitation the “field installation” of any Tenant’s Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Building or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with Landlord, or which are controlled by Landlord or, if Landlord is a partnership, by any partner of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

5.3

HAZARDOUS MATERIALS. (a) For purposes of this Lease, the term “Hazardous Material” means any hazardous substance, hazardous waste, infectious waste, petroleum product or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state or federal governmental authority. Except for reasonable quantities of ordinary office supplies such as copier toners, liquid paper and ink and common cleaning materials and solvents or other substances commonly used in non-hospital medical offices (all of which shall in any event be kept, stored and used only in accordance with applicable laws and regulations), Tenant shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Premises or the Park by Tenant, its agents, employees, contractors, or invitees. Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Building or the Park, damages for the loss or restriction or use of rentable space or of any amenity of the Park, damages arising from any adverse impact on marketing of space in the Building or the Park, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term of this Lease as result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material. Tenant shall promptly notify Landlord of any release of a Hazardous Material in the Premises or (if caused by Tenant or its agents or contractors) in the Park.

(b) If Tenant knows, or has reasonable cause to believe, that a Hazardous Material, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Park, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received by Tenant from or to any governmental authority or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Material or contamination in, on or about the Premises or the Park.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1

RESTRICTION. (a) Except as provided in this Article VI, Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of Basic Rent, Escalation Charges or other charges due under this Lease; and/or (y) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this Article VI. Unless the stock or partnership interest (or other evidence of the ownership of Tenant) is registered and publicly traded on an exchange regulated by the United States Securities and Exchange Commission, the provisions of this paragraph (a) shall apply to a transfer (by one or more transfers over the Term of this Lease) of fifty one percent (51%) or more of the stock or partnership interests or other evidences of ownership of Tenant as if such transfer were a prohibited assignment of this Lease.

(b) The provisions of paragraph (a) shall not apply to assignments or subleases of this Lease arising from or in connection with either: transactions with an entity into or with which Tenant is merged or consolidated, or to which substantially all of Tenant’s assets are transferred; or transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided that in either such event:

(i) the successor to Tenant or sublessee has a net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the greater of (1) the net worth of Tenant (together with that of any guarantor(s)) immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant (together with that of any guarantor(s)) herein named on the date of this Lease,

(ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and

(iii) the assignee or sublessee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.

(c) If, in violation of this Article 6, this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant and there is an Default of Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio, if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.2

CONSENT TO SUBLEASE. (a) Notwithstanding the prohibition set forth in Section 6.1(a), so long as there then exists no Default of Tenant (nor any event or circumstance which, with the giving of notice or the passage of time, or both, would constitute a Default of Tenant), Landlord shall not unreasonably withhold, delay or condition its consent to one or more sublettings requested by Tenant, provided further that:

(i) The business of each proposed subtenant and its use of the Premises shall be consistent with the Permitted Uses, and the financial condition and standing of the proposed subtenant shall be reasonably acceptable to Landlord (notwithstanding that Tenant will remain liable hereunder)..

(ii) Neither the proposed subtenant nor any person who directly or indirectly, controls, is controlled by, or is under common control with, the proposed subtenant or any person who controls the proposed subtenant, shall be (A) a government (or subdivision or agency thereof), or (B) a medical or dental office, or (C) a tenant of the Building or the Park;

(iii) The form of the proposed sublease, as well as the Landlord’s consent thereto, shall be reasonably satisfactory to Landlord and its counsel and shall comply with the applicable provisions of this Article 6;

(iv) not later than fifteen (15) days prior to the proposed commencement of such sublease, Landlord shall have received information reasonably sufficient to determine compliance with the foregoing conditions; and

(v) Tenant shall in all cases remain fully and primarily liable hereunder.

If Tenant requests Landlord’s consent to a sublease then, at the time of such request, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed transfer, copies of the proposed documentation, and the following information about the proposed sublessee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed sublessee’s creditworthiness and character.

(b) It shall not be unreasonable for Landlord to withhold its consent to any proposed sublease if (i) at the time of such request, Tenant is in default under this Lease, (ii) the proposed sublessee is a tenant in the Building or is an affiliate of such a tenant or a party that Landlord has identified as a tenant or a prospective tenant in the Building, (iii) the financial responsibility (including, without limitation, the fact that the proposed sublessee has a smaller net worth than tenant on the date of this Lease and/or such sublessee is less able financially to pay the Rent under this Lease as and when they are due and payable), nature of business, and character of the proposed transferee are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Building or would impose a burden on the parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant (or, in the case of retail space, is for a use that Landlord determines in its sole discretion is inconsistent with Landlord’s desired retail mix), (v) the proposed sublessee is a government entity or quasi-governmental entity or agency, (vi) the Basic Rent payable by the proposed transferee is less than the greater of: (x) the then prevailing fair market rental rate for the Premises as determined by Landlord, or (y) the Basic Rent payable by Tenant under the Lease and/or (vii) the proposed sublease would cause Landlord to be in violation of any of its obligations under another lease or agreement to which Landlord is a party. In no event shall any sublease cover fewer than 2,000 square feet of space or have a fixed term of less than one (1) year. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent. Landlord shall have no liability for damages to Tenant or to any proposed sublessee, and Tenant shall not be permitted to terminate this Lease, if it is adjudicated that Landlord’s consent has been unreasonably withheld and such unreasonable withholding of consent constitutes a breach of this Lease or other duty to Tenant, the proposed sublessee or any other person on the part of Landlord. In such event, Tenant’s sole remedy shall be to have the proposed sublease declared valid as if Landlord’s consent had been given.

6.3

EXCESS PAYMENTS. In the event that Tenant shall enter into one or more subleases, if the rent, consideration and other sums (including without limitation the fair value of any services provided by such subtenant for Tenant) on account of any such sublease exceed the Basic Rent and Escalation Charges allocable to that portion of the Premises subject to such sublease, plus actual out-of-pocket third party expenses reasonably incurred in connection with such sublease (such expenses to be pro-rated evenly over the term of such sublease), including without limitation reasonable advertising and marketing costs, reasonable legal fees and reasonable brokerage commissions actually paid to a licensed broker (“Excluded Costs”), Tenant shall pay to Landlord, as an additional charge, 50% of such excess, such amount to be paid monthly with payments by Tenant of Basic Rent hereunder If Tenant shall assign this Lease, and if Tenant receives any payment, consideration, or other value (including without limitation the fair value of any services provided by such assignee for Tenant) on account of such assignment (over and above the assignee’s assumption of the Tenant’s obligations hereunder) in excess of the Basic Rent hereunder for the remainder of the term, Tenant shall pay to Landlord, as an additional charge, 50% of such excess (after deducting Excluded Costs), such amount to be paid when received by the Tenant. The provisions hereof shall not apply to an assignment or sublease for which Landlord’s consent is not required pursuant to 6.1(b).

6.4	INTENTIONALLY OMITTED.

6.5

MISCELLANEOUS. (a) Any sublease consented to by Landlord shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article. Tenant shall reimburse Landlord on demand, as an additional charge, for any reasonable out of pocket costs (including reasonable attorneys’ fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant not to exceed $2,000.00. Any sublease to which Landlord gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord.

(b) Notwithstanding any sublease, or any amendments or modifications subsequent thereto, Tenant will remain fully liable for the payment of Basic Rent, Escalation Charges and other charges and for the performance of all other obligations of Tenant contained in this Lease. Any act or omission of any subtenant or assignee, or of anyone claiming under or through any subtenant or assignee, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant.

(c) The consent by Landlord to any sublease shall not relieve Tenant or any person claiming through or under Tenant of the obligation to obtain the consent of Landlord, pursuant to the provisions of this Article, to any subsequent sublease.

(d) With respect to each and every sublease authorized by Landlord under the provisions of this Article, it is further agreed that any such sublease shall provide that: (i) the term of the sublease must end no later than one day before the last day of the Term of this Lease; (ii) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (iii) each sublease shall provide that it is subject and subordinate to this Lease; (iv) so long as any Default of Tenant shall exist hereunder, Landlord may enforce the provisions of the sublease, including collection of rents; (v) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

6.6

ACCEPTANCE OF RENT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, collect rent from the subtenant or assignee. In either event, Landlord may apply the net amount collected to payment of Rents, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article, an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES:

SERVICES TO BE FURNISHED BY LANDLORD

7.1

LANDLORD REPAIRS. (a) Landlord represents to Tenant that, to the best actual knowledge of the property manager having responsibility for the Building, as of the date of this Lease, Landlord has not received any written notice from any governmental authority to the effect that the Premises or the common areas serving the Premises are in violation of any applicable law or code. Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas and common elements, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems installed at Tenant’s request or as a result of Tenant’s requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly stated in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

(b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2

TENANT’S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises at the end of the Term of this Lease in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable board of fire underwriters, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law for Tenant’s modifications, alterations or additions to the Premises and to operate its business. To the extent that the Premises constitute a “Place of Public Accommodation” within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. However, Tenant shall not be obligated to make any structural alterations to the Premises as a result of any change in the law unless compliance shall be required by reason of (i) any new cause or condition related to any alterations or installations made by Tenant in the Premises, (ii) Tenant’s particular use of the Premises (as opposed to general office uses), or (iii) any breach of any of Tenant’s covenants or agreements under the Lease. In addition, if due to any alteration, addition or improvement made by Tenant, other portions of the Building or the Property must be altered in order to comply with any legal requirement, Landlord may make such alteration at Tenant’s cost. Notwithstanding the foregoing or the provisions of Article XII, to the maximum extent this provision may be enforceable according to law, but subject to any applicable waivers of claims and rights of subrogation contained in this Lease, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or other casualty arising therefrom) and, if the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Building or the Park increases as a result of payment by the insurer of any claim arising from the any act or neglect of Tenant, or its contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as an additional charge.

(b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason thereof.

7.3

FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4

BUILDING SERVICES. (a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation (reserving the right, at any time, to change energy or heat sources) for occupants of the Premises under normal business operation at an occupancy of not more than one person per 100 square feet of Premises Rentable Area and an electrical load not exceeding four (4) watts per square foot of usable area within the Premises. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense.

(b) Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the Premises on days and at times other than as set forth in Section 7.4(a) (“the Overtime Hours”). Tenant will pay to Landlord, as Additional Rent, for any such additional heat, cleaning or air conditioning service required by Tenant for the Overtime Hours. The cost for any HVAC service during Overtime Hours requested by Tenant and provided by Landlord is currently $75.00 per hour per HVAC unit.

(c) Landlord shall also provide:

(i) Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants in the Building.

(ii) Cleaning to the Premises in accordance with cleaning and janitorial standards generally prevailing throughout the Term in comparable office buildings within the municipality in which the Building is located, but not including cleaning of carpets or rugs (except normal vacuuming) or moving of furniture, and other special services. Window cleaning shall be done by Landlord at reasonable intervals and as Landlord deems necessary.

(iii) Elevator service from the lobby to the Premises;

(iv) Water for ordinary cleaning, lavatory and toilet facilities If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes.

(v) Free access to the Premises on Business Days from 8:00 a.m. to 6:00 p.m., and at all other times during the Term subject to security precautions from time to time in effect, and subject always to restrictions based on emergency conditions.

(vi) Free access (subject to reasonable restrictions from time to time in effect, and subject always to emergency conditions) to common cafeterias, fitness centers (including changing rooms, lockers and showers) and any shared conference facilities within the Building.

(d) Landlord or Agent may from time to time, but shall not be obligated to, provide one or more uniformed attendants in or about the lobby of the Building. Unless Landlord expressly agrees otherwise in writing, such attendant(s) shall serve functions such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed. Tenant expressly acknowledges and agrees that: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) if provided, such attendants will be provided solely as an amenity to tenants of the Building for the sole purposes set forth above, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant’s Premises or of Tenant’s employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord’s consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant’s property, and for that of Tenant’s employees, agents, contractors and invitees, and, without in any way limiting the operation of Article X hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee Tenant agrees that, as between Landlord and Tenant, it is Tenant’s responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

(e) Notwithstanding anything to the contrary in this Article 7 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services to the Premises, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

(f) Notwithstanding the foregoing to the contrary, if, due to any negligent or willful and wrongful act or omission of Landlord or Landlord’s agents or employees, Tenant is prevented from receiving essential services or utilities that Landlord is obligated to perform or deliver under this Lease, and such interruption of essential services or utilities renders the Premises untenantable (meaning that Tenant is unable to use and occupy the Premises in a reasonably safe manner for the business office purposes and Tenant has in fact vacated or partially vacated the Premises as a result), and if such interruption shall continue for a period of five (5) consecutive Business Days after notice thereof from Tenant to Landlord that the Premises are untenantable as a result thereof, then Basic Rent and additional rent shall abate commencing on the sixth Business Day after such notice (and, if less than all of the Premises are affected by such interruption and vacated, such abatement shall be pro-rated according to the area so affected) until such time as such services or utilities are restored. The foregoing shall not apply to any interruption to the extent the same arises from any act or omission of Tenant or its agents, contractors or employees, or from fire or casualty, Force Majeure or taking or condemnation by the power of eminent domain, which are dealt with in Article XII. Tenant’s rights herein granted shall be Tenant’s sole and exclusive remedies for any loss or damage arising from any such interruption.

7.5

ELECTRICITY. (a) To furnish to the Premises, at the expense of Tenant as hereinbelow provided, electricity at an average of at least four (4) watts per rentable square foot of the Premises for normal office use including overhead lighting and normal office equipment. If Tenant shall require electricity in excess of reasonable quantities for Tenant’s Permitted Uses and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs. Landlord reserves the right, at any time during the term, to separately meter electrical usage in the Premises and/or to measure electrical usage by survey or other commonly accepted method.

(b) From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant’s electric usage, the result of which survey shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the cost, as determined by such consultant, of electricity usage in excess of such requirements for the period of such excess usage, as additional charges.

(c) Tenant acknowledges that Basic Rent does not include the cost of Tenant’s electricity, which cost shall be determined as provided in this paragraph.

(i) If the electricity usage in the Premises is not separately metered or sub-metered, Tenant shall pay for the electricity Tenant consumes in the Premises during the Term (exclusive of HVAC) by paying Landlord, as Additional Rent, at the same time and in the same manner as Tenant pays its monthly installment of Basic Rent hereunder, estimated amounts (the “Electricity Rent”) on account of electricity consumed in the Premises. As of the date hereof, the Electricity Rent payable by Tenant is an amount per annum equal to $2.00 times the Rentable Floor Area of the Premises. The Electricity Rent shall be reasonably adjusted by Landlord from time to time based on current rates for such service and Landlord’s good faith estimate of the usage of electricity by occupants of the Building If Landlord determines that the actual cost of providing electricity to the Premises exceeds the Electricity Rent, Landlord may (i) increase the Electricity Rent accordingly, or (ii) elect to separately meter or submeter electric service to the Premises, at Tenant’s expense.

(ii) If the electric usage in the Premises is measured by a direct meter, such meter will include all convenience electricity as well as any air handling units or other HVAC equipment located within the Premises, and Tenant shall pay directly to the provider thereof, on or before the date when due and in addition to payments of Basic Rent and other additional rent provided for herein, the costs of all electricity used in the Premises.

(iii) If Landlord measures electricity or any other utility usage in the Premises by a submeter, such submeter will include all convenience electricity as well as any air handling units or other HVAC equipment located within the Premises, and Tenant shall pay the costs as shown on such submeter to Landlord (and at the rate or rates payable by Landlord to the applicable utility), as additional rent, within thirty (30) days after receipt of an invoice therefor.

(iv) If electricity or other services to the Premises are separately metered, and Tenant pays directly to the providing utility company(ies), Landlord shall have the right to require Tenant to provide Landlord with copies of bills from electricity, natural gas or similar energy providers (collectively, “Energy Providers”) that Tenant receives from Energy Providers relating to Tenant’s energy use at the Premises (“Energy Bills”) within ten (10) Business Days after Landlord’s written request. In addition, Tenant hereby authorizes Landlord to obtain copies of the Energy Bills directly from the Energy Provider(s), and Tenant hereby authorizes each Energy Provider to provide Energy Bills and related usage information directly to Landlord without Tenant’s consent. From time to time within ten (10) Business Days after Landlord’s request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Energy Provider(s) to provide to Landlord Energy Bills and other information relating to Tenant’s energy usage at the Premises. Landlord acknowledges that the information provided by the Energy Providers shall be used by Landlord in connection with Landlord’s on-going energy and environmental conservation initiatives.

Tenant acknowledges that, in addition to the Electricity Rent, the Tenant shall pay its pro-rata share of the cost of furnishing electricity for the Building’s common areas (including without limitation the cost of furnishing electricity for the cooling tower and tempering and circulating condenser water) and elevators as part of Operating Expenses. In any event, Tenant shall also pay separately for all telephone and any other utilities and services supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon.

(d) Tenant shall not at any time contract to purchase electricity from any provider other than the service provider from whom Landlord from time to time shall purchase electricity for the common areas of the Building, or give any such provider permission to install lines or other equipment, without in each case obtaining the Landlord’s prior written consent. Landlord shall have no liability for the service to be provided by any provider, including without limitation any loss or interruption of service or any damages to Tenant or its business arising therefrom.

ARTICLE VIII

REAL ESTATE TAXES

8.1

PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term “Tax Year” shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term “Taxes”

shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the Term by any governmental authority upon or against the Building, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the Term, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Building, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

(b) In the event that for any reason, Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for such Tax Year, multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

(c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, and otherwise in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Year are greater than estimated payments theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord.

(d) Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

8.2

ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor; provided, that in no event, shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or Base Taxes are abated. If a refund or reimbursement applies to Base Taxes, then Base Taxes shall be reduced by the amount of the reduction and Tenant’s share of increases in Taxes shall be recalculated for all Tax Years following the year of the reduction based on the lower Base Taxes.

8.3

ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types of taxes are imposed upon the Unit or the Park or Landlord, Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay an equitable share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

(b) If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

ARTICLE IX

OPERATING EXPENSES; UTILITIES

9.1	DEFINITIONS. (a) For the purposes of this Article, the following terms shall have the following respective meanings:

Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

Operating Expenses: all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Building and the Park, including, without limitation, all costs of maintaining and repairing the Building and Park (including, without limitation, security, elevators, lighting and any other Building equipment or systems) and costs to maintain an on-site management office and all costs of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from other tenants of the Building or from others) necessary to keep the Building and Park in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any insurance carried by Landlord relating to the Building; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges and the private water supply company charges or assessments) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates, or third party management company, engaged in security and maintenance of the Building; attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of or negotiation of any leases) and auditing and other professional fees and expenses; all costs associated with those improvements, systems, signage, equipment, and installations that are designated by Landlord to serve or benefit the Park by facilitating the flow of traffic into or out of the Park, whether or not located within, adjacent to, or near the Park; and a reasonable management fee consistent with the local market in which the Building is located, not to exceed five percent (5%) of the rents for the Building, provided Operating Expenses shall not include (i) costs of capital repairs, improvements, and replacements, except to the extent specifically provided for in this Lease; (ii) expenses for tenant improvement work or allowances, inducements, and other concessions for any tenant; (iii) interest, amortization, or other payments on loans to Landlord; (iv) depreciation of the Building or other improvements; (v) ground rent; (vi) brokerage or leasing commissions; (vii) compensation paid to officers or executives of Landlord above the level of asset manager; (viii) income, gross receipts, excess profits, or franchise taxes imposed on Landlord; (ix) professional fees incurred in connection with preparing any lease (including Tenant’s lease); (x) the cost of repairs, replacements, or improvements to the extent paid for by the proceeds of insurance, or that were paid for directly by Tenant or any third party; (xi) costs arising solely from the negligence or fault of Landlord, its agents, employees, invitees, or contractors; and (xii) advertising and promotional expenses for the purpose of marketing space in the Building.

(b) If, during the Term of this Lease, Landlord shall make a capital expenditure (i) for the purpose of primarily reducing Operating Expenses, or (ii) to replace obsolete operating equipment serving the Building, or (iii) in order to conform to any changes in any applicable laws, ordinances, rules or regulations of any governmental authority with jurisdiction over the Building that are first adopted or made applicable to the Building after the date hereof, the total cost of which is not properly includible in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

(c) If during any portion of any Operating Year (including without limitation the Base Year) for which Operating Expenses are being computed, less than ninety-five percent (95%) of the Building was occupied by tenants or if not all of such tenants were paying fixed rent or if Landlord was not supplying all tenants with the services being supplied hereunder, actual Operating Expenses incurred shall be reasonably extrapolated by Landlord to the estimated Operating Expenses that would have been incurred if ninety-five percent (95%) of the Building was occupied by tenants and all such tenants were then paying fixed rent or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 9.1, be deemed to be the Operating Expenses for such Operating Year. The Building is a part of the Park which contains other buildings and common areas and as such, Landlord shall allocate to the Building a proportionate share of those Operating Expenses which are incurred with respect to the Park (including, without limitation, snow removal, landscaping and grounds maintenance, operation and maintenance of the parking areas, fitness center, sidewalks, walking paths, access roads and landscaped islands located thereon, driveways, security, costs in connection with the operation of the cafeterias operated in the buildings of the Park, including subsidy programs, if any, and a management fee for the Park); provided, however, at such time as Landlord ceases to own all of the buildings in the Park, those Operating Expenses with respect to the Park shall be included as part of the common charges assessed or levied against the Building as part of the Condominium (as hereinafter defined), in which event such common charges shall be allocated in accordance with Section 14.27 below.

9.2

TENANT’S PAYMENTS. (a) In the event that, for any Operating Year, Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) the Escalation Factor, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends. Notwithstanding the foregoing, Landlord agrees that, commencing with the second full calendar year of the Term of this Lease, Tenant will not be required to pay, on account of Landlord’s Controllable Costs (as hereinafter defined) for any calendar year, more than one hundred five percent (105%) of the Landlord’s Controllable Costs for the immediately preceding calendar year. For purposes of this Lease, the term “Landlord’s Controllable Costs” shall be deemed to mean and refer to all Operating Expenses other than insurance premiums and deductibles, the cost of repairing damage to the extent not covered by Landlord’s insurance policies, snow and ice removal costs (including without limitation plowing, sanding, and necessary pavement repairs), permitted capital expenditures, all regulatory or governmentally imposed costs, fees and expenses, the cost of labor and benefits that are the subject of any collective bargaining or project labor agreement, and all utility costs (including, without limitation, water, sewer, electric, gas and oil charges). The foregoing 5% cap on Tenant’s payments shall be cumulative, such that any amount not paid by Tenant during any year due to the operation of the cap, shall be carried forward to subsequent years and, in any subsequent year in which Landlord’s Controllable Costs are less than 105% of those of the preceding year, the amount carried forward shall be added and paid by Tenant.

(b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, and otherwise in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. Within a reasonable time after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant’s required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

(c) Tenant shall have the right to examine and review copies of Landlord’s statements and invoices establishing Operating Expenses for any Operating Year for a period of ninety (90) days following the date that Tenant receives the statement of Operating Expenses for such Operating Year from Landlord. Tenant shall give Landlord not less than thirty (30) days’ prior written notice of its intention to examine such material, and such examination shall take place at such place within the continental United States as Landlord routinely maintains such books and records, unless Landlord elects to have such examination take place in another location designated by Landlord in the city and state in which the Property is located. As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord and Tenant, whereby Tenant agrees to keep confidential (except as may be necessary in connection with any legal or other proceeding to dispute Operating Expenses or except as may be required by law) any information which it discovers about Landlord or the Building in connection with such examination. Such examination may be made only by a national recognized independent certified public accounting firm, or by a qualified and reputable consultant; provided however, that no examiner who is being paid on a contingent fee basis shall be permitted to conduct an examination of Landlord’s books and records under this section. All costs of the examination shall be borne by Tenant. If, pursuant to such examination, the payments made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the payments made by Tenant for such Operating Year are less than Tenant’s required payment as established by such examination, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit, and the obligation to make such payment for any period within the Term shall survive expiration of the Term. If Tenant does not elect to exercise its right to examine Landlord’s records for any Operating Year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord’s statement of Operating Expenses for such Operating Year.

9.3

UTILITIES, ETC. Tenant shall pay Electricity Rent (as defined above) to Landlord for the cost of electricity furnished to or consumed on the Premises, as set forth above, all charges for any utilities supplied by Landlord that are separately metered, and all charges for telephone and other utilities or services not supplied by Landlord, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as expressly provided in Article 7, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

ARTICLE X

INDEMNITY AND INSURANCE

10.1

INDEMNITY. To the maximum extent this agreement may be made effective according to law and subject to the waiver of subrogation, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage occurring outside of the Premises where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents or employees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Property. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

10.2

PUBLIC LIABILITY INSURANCE. (a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord’s reasonable discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Such insurance shall be written on an occurrence basis providing coverage in an amount not less than the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time reasonably request, with an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

(b) Tenant shall, at all times during the term hereof, maintain the following insurance with coverages reasonably acceptable to Landlord: (i) workers’ compensation insurance as required by applicable law, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at least $1,000,000 per occurrence and (iv) business interruption and extra expense insurance. In addition to the insurance required in (i), (ii), (iii) and (iv) above, Landlord shall have the right to require Tenant to increase the limits of its insurance and/or obtain such additional insurance as is customarily required by landlords owning similar real property in the geographical area of the Property.

10.3

TENANT’S RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk. To the maximum extent this agreement may be made effective according to law, Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property. Tenant shall obtain and keep in force during the term of this Lease “All Risk” extended coverage property insurance with coverages acceptable to Landlord, in Landlord’s reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant’s trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against All Risk Insurance’ including vandalism and malicious mischief, theft and sprinkler leakage, Earthquake and Flood, if the Park is in Flood Zone A or V. Tenant’s policy shall include endorsements to insure Tenant against losses to valuable papers, records and computer equipment and to compensate Tenant for the cost of recovering lost data. To the extent that Tenant’s policy covers tenant improvements to the Premises, Landlord, and if applicable any lender or mortgagee of the landlord shall be a loss payee on such policy. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4

CERTIFICATES, CANCELLATION, ETC. Tenant shall deliver to Landlord certificates of the insurance policies required above concurrently with Tenant’s execution of this Lease using Evidence of Property Insurance, ACORD 28 and Commercial General Liability Acord 25. Tenant’s insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Property is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A and a financial rating of at least “Class X” (or such other rating as may be required by any lender having a lien on the Park) as set forth in the most recent edition of “Best Insurance Reports.” All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, Landlord’s property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers, employees, successors and assigns, shall be included as additional insureds under Tenant’s commercial general liability policy, the pollution liability policy and under the Tenant’s excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 24. Tenant’s insurance policies shall not include deductibles in excess of $5,000. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of and insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

10.5

INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

ARTICLE XI

LANDLORD’S ACCESS TO PREMISES

11.1

LANDLORD’S RIGHTS. Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Building or the Park.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1

ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period, if any, in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2

LANDLORD’S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3

RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six months after the expiration of the 90-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration, and time shall be of the essence with respect thereto.

12.4

AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Unit and the Park and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant’s name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XIII

DEFAULT

13.1	TENANT’S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a “Default of Tenant”) shall happen:

(i) Tenant shall fail to pay the Basic Rent, Escalation Charges or additional charges hereunder when due and such failure shall continue for three (3) full Business Days after notice to Tenant from Landlord; or

(ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iii) Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

(vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(vii) If: (x) Tenant shall fail to pay the Basic Rent, Escalation Charges, additional charges or other charges hereunder when due or shall fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall cure any such failure within the applicable grace period set forth in clauses (i) or (ii) above; or (y) a Default of Tenant of the kind set forth in clauses (i) or (ii) above shall occur and Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired; and a similar failure or Default shall occur more than twice within the next 365 days (whether or not such similar failure is cured within the applicable grace period);

then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b) For purposes of clause (a)(v) above, an “Event of Bankruptcy” means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term “Bankruptcy Code” means 11 U.S.C Sec. 101, et seq.. If an Event of Bankruptcy occurs, then the trustee of Tenant’s bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

(i) file a motion to assume the Lease with the appropriate court;

(ii) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(A) cure all Defaults of Tenant under this Lease or provide Landlord with Adequate Assurance (as defined below) that it will (x) cure all monetary Defaults of Tenant hereunder within 10 days from the date of the assumption; and (y) cure all nonmonetary Defaults of Tenant hereunder within 30 days from the date of the assumption;

(B) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance that within 10 days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

(C) provide Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant’s obligations under this Lease; and

(D) deliver to Landlord a written statement that the conditions herein have been satisfied.

(c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

(ii) granting to Landlord a valid first lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant’s “property of the estate,” as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee’s or debtor-in-possession’s obligation to cure the monetary and nonmonetary defaults under the Lease within the periods set forth in paragraph (b) above;

(d) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months’ Basic Rent plus an amount equal to two (2) months’ installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9;

(ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Operating Expenses and Taxes, computed in accordance with Articles 8 and 9 hereof;

(iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease;

(iv) Tenant’s bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant’s bankruptcy proceedings) will have sufficient funds to fulfill Tenant’s obligations hereunder; and

(e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant’s obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Building or the Park by which Landlord or the Building or the Park is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

(f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

(ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness;

(g) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

(h) In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to

Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Escalation Charges and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if, in accordance with Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such Section 3.1(a). Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

(i) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period, discounted to then net present value at 2% per annum.

(j) In case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(k) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv)-(a)(vi) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

(l) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(m) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any breach of this Lease by Tenant or any Default of Tenant shall be paid by Tenant.

13.2

LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1

EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises, the Unit or the Park above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2

WAIVER. (a) Failure on the part of Landlord to complain of any action or non-action on the part of Tenant, no matter how long the same may continue, shall never be a waiver by Landlord of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

(b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check (whether or not with knowledge of any breach by Tenant) without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3

COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4

LANDLORD’S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord’s then equity interest in the Building at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Building.

(b) With respect to any services, repairs or utilities to be furnished by Landlord to Tenant, or any other obligation to be performed by Landlord, Landlord shall in no event be liable for failure to furnish or perform the same when prevented from doing so by so-called act of god, or by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, act or threatened act of terrorism, civil commotion or unrest, governmental order or restriction or failure of ready supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord’s reasonable control (the foregoing circumstances being individually and collectively referred to as “Force Majeure”), or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant’s favor that Tenant has been evicted, either constructively or actually, partially or wholly.

(c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect, punitive or consequential damages suffered or claimed by Tenant from whatever cause.

(d) Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any expenses reasonably incurred by Landlord (including without limitation legal fees and costs, if any) in connection therewith.

(e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. In the course of any such activity, Landlord agrees to use commercially reasonable efforts not to unreasonably interfere with Tenant’s business operations.

(f) In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default under or breach of this Lease, and Tenant’s remedies shall be limited to damages and/or an injunction as expressly set forth above. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure event, and the time for Landlord’s performance shall be extended for the period of any such delay. Each provision of this Lease constitutes an independent covenant, enforceable separately from each other covenant hereof. To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision. Tenant acknowledges and agrees that Tenant’s obligation to pay Basic Rent and Escalation Charges is independent of any and all obligations of Landlord hereunder.

14.5

NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6

ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

(b) In no event shall the acquisition of Landlord’s interest in the Building or the Park by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Building or the Park (as the case may be) back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Building by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7

RULES AND REGULATIONS. Tenant shall abide by rules and regulations set forth in Exhibit D, and those from time to time established by Landlord (the “Rules”), it being agreed that Landlord will use reasonable efforts to apply such Rules in a non-discriminatory fashion, such that Rules and regulations shall be generally applicable to Tenant and other office tenants of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

14.8

ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge, additional rent or additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9

INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10

PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11

RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12

NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand (with a receipt), or sent by certified mail, postage prepaid, return receipt requested, or by reputable overnight or express delivery service for next Business Day delivery:

If intended for Landlord, addressed to Landlord c/o TA Associates Realty, 28 State Street, Boston, MA 02109, Attn: Totten Pond Asset Manager, with a copy to Langer & McLaughlin, LLP, 535 Boylston Street, Boston, MA 02116, Attn: TA Waltham Leasing (or in either case to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Imaging Endpoints, LLC 9700 N. 91st St., Scottsdale, AZ 85258, Attn: Doug Burkett, with a copy to Arboleda Brechner, PLC, 4545 E Shea Blvd. Ste., 120, Phoenix, AZ 85028, Attn: Carlos Arboleda (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices delivered by hand shall be effective on delivery (or attempted delivery during business hours), and any notices sent by certified mail shall be effective on the third (3rd) Business Day after deposit in the United States Mail within the Continental United States, and any notice sent by overnight or express delivery service for next Business Day delivery shall be effective on the next Business Day.

14.13

WHEN LEASE BECOMES BINDING; COUNTERPARTS. (a) The mailing, delivery or negotiation of this Lease shall not be deemed an offer by Landlord to enter into any transaction or to enter into any relationship with Tenant, whether on the terms contained herein or on any other terms. This Lease shall not be binding upon Landlord or Tenant, nor shall Landlord nor Tenant have any obligations or liabilities with respect thereto, or with respect to the Premises, unless and until Landlord and Tenant executes and delivers this Lease. Until such execution and delivery of this Lease by Landlord and Tenant, Landlord or Tenant may terminate all negotiation and discussion of the subject matter hereof, without causes and for any reason, without recourse or liability. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

(b) This Lease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge and agree that this Lease may be executed via facsimile or .pdf format (including computer-scanned or other electronic reproduction of the actual signatures) and that delivery of a facsimile or other signature by electronic or physical means shall be effective to the same extent as delivery of an original signature. Notwithstanding the foregoing, originally signed documents shall be provided upon either party’s request.

14.14

PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where the intent to have a precise legal interpretation applied is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

14.15

RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant’s attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder’s request. In no event shall the holder of any mortgage or ground lease ever: (A) be liable for any act or omission of Landlord hereunder occurring prior to such holder’s succession to Landlord’s interest hereunder; or (B) be subject to any defense or offset accruing in favor of the Tenant against Landlord prior to such holder’s succession to Landlord’s interest hereunder; or (C) be bound by any modification of this Lease made without such holder’s written consent or by any prepayment of more than one month’s rent.

14.16

STATUS REPORT. Upon not less than ten (10) Business Days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit F or in another form reasonably similar thereto, or such other form as Landlord may provide from time to time, certifying all or any of the following: (i) whether this Lease is unmodified and in full force and effect, (ii) whether the Term has commenced and Basic Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether, to the knowledge of Tenant, there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to this Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this Section 14.16 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises.

14.17

SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time of execution of this Lease by Tenant the security deposit set forth in Section 1.2, as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay Basic Rent, additional rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall have no obligation to) use all or any portion of said deposit for the payment of any Basic Rent or other charge due hereunder to pay any other sum to which Landlord may become obligated by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as shall not then have been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within a reasonable time after the expiration of the term hereof, and after Tenant has vacated and delivered the Premises as required hereunder. Landlord may retain an amount reasonably calculated to be sufficient to pay any final amount of Taxes or Operating Expenses for the year in which the Term ends. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of or limit on Landlord’s damages in the event of Tenant’s default. Any application of the security deposit by Landlord shall be without prejudice to any other right or remedy. If Landlord conveys Landlord’s interest under this Lease, the security deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and Tenant agrees to look solely to such grantee for proper application of the security deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder. Tenant hereby waives the provisions of any law which is inconsistent with this Section 14.17.

14.18

REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the base rate in effect from time to time at Bank of America, as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the base rate in effect from time to time at Bank of America from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19

HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including without limitation attorneys’ fees) Landlord may incur (including without limitation lost rents or income from other tenants) as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. The Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term hereof, elect to treat such holding over as a renewal of one (1) year, to be on the terms and conditions set forth in this Paragraph 14.19.

14.20

WAIVER OF CLAIMS AND SUBROGATION. Landlord and Tenant: (i) mutually agree that, with respect to any damage to property, the loss from which is covered (or required to be covered) by insurance then being carried by them, respectively, the one carrying (or required to carry) such insurance and suffering such loss releases the other of and from, and forever waives, any and all claims with respect to such loss, but only to the extent of the limits of insurance carried (or required to be carried) with respect thereto; and (ii) mutually agree that any property damage insurance carried (or required to be carried) by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other.

14.21

PARKING. During the Term of this Lease, and subject to the Rules, Tenant shall be entitled to use the number of parking spaces set forth in Section 1.1 in the parking facility of the Building, without additional rental or use charges. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

14.22

SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant’s Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant’s occupancy; and shall repair any damages to the Premises or the Building caused by such removal. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

14.23

SUBSTITUTE SPACE. If Landlord so requests upon no less than thirty (30) days’ prior notice, Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Building, such space to be reasonably comparable in size, layout, finish and utility, with a substantially equivalent level, quantity and quality of tenant improvements, to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its Removable Property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant. Any such substitute space shall, from and after such relocation, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease. Landlord shall also be responsible, at its sole cost for removing and re-installing (or, at Landlord’s option, replacing) Tenant’s signage.

14.24

BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker, who shall be paid by Landlord). Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim.

14.25	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.26

ANTI-TERRORISM PROVISIONS. (a) Tenant represents, warrants and covenants to Landlord that (i) neither Tenant nor any of its partners, members, principal stockholders or any other constituent entity either in control of the operation or management of Tenant or having a controlling financial interest in Tenant has been or will be designated or named as a terrorist, a “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11 or at any replacement website or other replacement official publication of such list (such list, or any such replacement official publication of such list, the “OFAC List”), or by any Executive Order or the United States Treasury Department; and (ii) Tenant has not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. A breach of any Tenant representation, warranty and covenant contained in this Section shall be an immediate and material Default of Tenant under this Lease without notice or cure rights. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) arising from or related to Tenant’s breach of any of the foregoing representations, warranties and/or covenants.

(b) Landlord represents, warrants and covenants to that (i) neither Landlord nor any of its general partners or any other constituent entity in control of the operation or management of Landlord has been designated or named as a terrorist, a “Specially Designated and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any such law, order, rule or regulation or on the most current OFAC List, or by any Executive Order or the United States Treasury Department; and (ii) Landlord has not engaged, and will not engage, in this transaction, directly or indirectly, on behalf of, or instigating or facilitating, and will not instigate or facilitate, this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

14.27

CONDOMINIUM CREATION. Tenant agrees and acknowledges that the Building and the Premises are part of the Totten Pond Office Park Condominium as the same has been established by Master Deed dated December 7, 2006 and recorded with the Middlesex South County Registry of Deeds (the “Registry”) in Book 48627, Page 337, as amended by a Designation of Limited Common Elements dated January 18, 2011 and recorded with the Registry in Book 56471, Page 445 (as amended, the “Master Deed”), and Declaration of Trust dated December 7, 2006 (the “Trust” together with the Master Deed are collectively referred to as the “Condominium Documents”) and recorded with the Registry in Book 48627, Page 361, pursuant to Chapter 183A of the Massachusetts General Laws (the “Condominium Act”). Tenant agrees and acknowledges that the Building and Premises shall be subject to the Condominium Documents and Condominium Act. The Condominium Documents shall take priority over this Lease and this Lease shall automatically be subordinate to the Condominium

Documents without the need for recording of any additional document. The Landlord reserves to itself solely and exclusively all the rights of a Unit owner with respect to the Building or the Premises, including the right to vote and participate in the governance of the condominium as a Unit owner, trustee or declarant under the Master Deed. In the event any Operating Expenses are converted to common charges assessed or levied against the Building as part of the Condominium, Tenant’s percentage of increases in Operating Expenses under this Lease shall be deemed to include a proportionate amount of such common charges to the extent such expense would otherwise be an includable Operating Expenses under Section 9.1 if it had not been converted to common charges.

14.28

CHANGES OR ALTERATIONS BY LANDLORD. Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Premises, the Building and/or the Park and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, parking areas, tunnels, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Park, provided, however, that there be no unreasonable obstruction of the right of access to, or material interference with the use and enjoyment of, the Premises or Tenant’s appurtenant rights. Landlord shall be entitled, in its reasonable discretion, and upon reasonable notice to Tenant, to discontinue or modify any cafeteria or other food service facility, or any fitness or exercise facility, or the manner of operation thereof. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant under this Lease with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name of the Building and/or the Park. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other Building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that (except by reason of Force Majeure) there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the Premises (including the right to use the Parking Areas) by Tenant. If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever relating to any maintenance or repair work, but Tenant shall not otherwise be prevented from occupying or using the Premises for the uses set forth herein, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

14.29

POST-TERMINATION OBLIGATIONS. The expiration or termination of this Lease shall not relieve Tenant of its obligations hereunder which by their terms or nature Tenant is to perform after such expiration or termination, including without limitation the obligation to pay any Rent accrued with respect to the Term, and any indemnity given hereunder as to events, occurrences and conditions happening prior to such expiration or termination, all of which shall continue and remain in full force and effect for so long as allowed by applicable statutes of limitation or other applicable law.

14.30

NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant understand, agree and acknowledge that this Lease has been freely negotiated by both parties and that, in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there shall be no influence, presumption or conclusion whatsoever drawn for or against either party by virtue of that party having drafted this Lease or any portion thereof.

ARTICLE XV

OPTION TO EXTEND

15.1

TENANT’S RIGHT. Provided that, at the time of such exercise, (i) there exists no Default of Tenant hereunder (nor any event or circumstance which, with the giving of notice or the passage of time, or both, would constitute a Default of Tenant), and (ii) Tenant shall not have assigned this Lease or sublet all or any portion of the Premises, and then actually occupies the entire Premises, and (iii) this Lease is still in full force and effect (all of which conditions are for the benefit of, and may be waived by, Landlord), Tenant shall have the right to extend the Term of this Lease for one extended term (the “Extended Term”) of three (3) years. The Extended Term shall commence on the day following the last day of the Initial Term, and shall end at 11:59 p.m., Boston time, on the day immediately preceding the third anniversary of the first day of the Extended Term. Tenant shall exercise such option to extend by giving written notice to Landlord not later than nine (9) months prior to the expiration of the Initial Term. The giving of such notice by Tenant shall automatically and irrevocably extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, this Lease shall automatically terminate on the last day of the Initial Term, and Tenant shall have no further option to extend the Term of this Lease, it being agreed that time shall be of the essence in the giving of such notice. The Extended Term shall be on all the terms and conditions of this Lease (including without limitation that Tenant’s Share of increases in Operating Expenses and Taxes shall continue to be calculated using the Base Years set forth in Section 1.3), except that the Basic Rent for the Extended Term shall be determined pursuant to Section 15.2 hereof.

15.2

RENT, ETC. (a) The annual Basic Rent for each year of the Extended Term shall be the Fair Market Rental Value of the Premises (exclusive of the cost of supplying Tenant electricity), to be established as of the commencement of the Extended Term (the “Determination Date”). The term “Fair Market Rental Value” shall mean the annual fixed rent that a willing tenant would pay and a willing landlord would accept, each acting in its own best interest and without duress, in an arms-length lease of the Premises as of the Determination Date. If Landlord and Tenant shall fail to agree upon the Fair Market Rental Value within six (6) months before the Determination Date, then Landlord and Tenant each shall give notice (the “Determination Notice”) to the other setting forth their respective determinations of the Fair Market Rental Value, and, subject to the provisions of paragraph (b) below, either party may apply to the then president of the Real Estate Finance Association of the Greater Boston Real Estate Board, or any successor thereto, for the designation of an arbitrator satisfactory to both parties to render a final determination of the Fair Market Rental Value. That there shall be only one arbitrator, who shall have had at least ten (10) years’ experience as a real estate broker or appraiser in the greater Boston/Waltham office rental market. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, choose one of the determinations set forth in either Landlord’s or Tenant’s Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this paragraph (a), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this paragraph (a) shall be final and binding in fixing the Fair Market Rental Value. The arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.

(b) In the event that the lower of the two determination of the Fair Market Rental Value is greater than ninety-five percent (95%) of the higher determination, then the Fair Market Rental Value shall not be determined by arbitration, but shall instead be set by taking the average of the determinations set forth in Landlord’s and Tenant’s Determination Notices. Only if the lower determination is ninety-five percent (95%) or less of the higher determination shall the actual determination of Fair Market Rental Value be made by an arbitrator as set forth in paragraph (a) above.

(c) If for any reason the Fair Market Rental Value shall not have been determined prior to the Determination Date, then, until the Fair Market Rental Value and, accordingly, the Basic Rent, shall have been finally determined, Tenant shall pay Basic Rent at the rate quoted by Landlord in Landlord’s Determination Notice. Upon final determination of the Fair Market Rental Value, an appropriate adjustment to the Basic Rent theretofore paid by Tenant from and after the Determination Date shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall promptly credit or pay, respectively, to the other any overpayment of deficiency, as the case may be, in the payment of Basic Rent from the Determination Date to the date of such final determination. In no event, however, will the Basic Rent for any year of the Extended Term be less than the Basic Rent in effect for the last year of the Initial Term.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:	TENANT:

THE REALTY ASSOCIATES FUND X, L.P., a Delaware limited partnership	IMAGING ENDPOINTS, LLC

By: Realty Associates Fund X, LLC,	By:	/s/ R. Scott Wilkinson
a Delaware limited liability company,	Name:	R. Scott Wilkinson
its general partner	Title:	Sr. Controller

By: TA Realty LLC, a Massachusetts limited liability company, its Manager

By:	/s/ Alexander Dyer
Name:	Alexander Dyer
Title:	Vice President - Regional Director

EXHIBIT A-1

PLAN OF THE PARK

EXHIBIT A-2

LEGAL DESCRIPTION OF LAND AND PARK

EXHIBIT A-3

PLAN OF PREMISES

EXHIBIT B

COMMENCEMENT DATE LETTER

EXHIBIT C

TENANT CONSTRUCTION RULES AND REGULATIONS

GENERAL:

Any work not specifically described as being performed by Landlord shall be considered as the Tenant’s responsibility to do at its sole cost and expense and shall be done only with the prior written approval of the Landlord. The work shall be performed in compliance with requirements of applicable legal statutes, and governmental agencies having jurisdiction in addition to the details, instructions and time periods contained in the Lease and the specifications herein provided.

1. The condition of all utility improvements as they may presently exist within the Premises is neither represented nor warranted by Landlord to satisfy the requirements of Tenant. The Tenant is fully responsible for any and all connections to the Building’s water, sewer, gas and electric systems and the Tenant must complete Tenant’s work timely and in a quality workmanship manner. The Tenant is liable for all damages that occur due to Tenant’s inability to do the same as well as any delays this causes the Tenant or any other tenants at the Park

2. Any change in the Premises including, any new construction work, modification of existing improvements, or the installation of trade fixtures, shall be performed by Tenant at its sole cost and expense, and shall be completed in such a manner so that the Premises shall have the appearance of, and be, a first class office/flex facility of at least the same quality as exists on the date of the Lease from Landlord to Tenant, suitable for use only for the purpose permitted by the Lease.

3. The design, construction and proposed finishes shall conform to and be architecturally harmonious with the Building.

4. Construction shall comply with applicable statutes, ordinances, regulations, laws and codes of the governing authorities and/or agencies. Tenant shall utilize only new and first class materials in the performance of Tenant’s work, which shall be performed in a first class workmanlike manner.

5. The Tenant must submit to Landlord an engineer signed and sealed shop drawing of any changes that Tenant will have installed to the HVAC ductwork system, mechanical system, electrical system, and/or plumbing system. The Landlord must approve all shop drawings before the Tenant begins fabrication and installation. All HVAC systems will have plenum ceiling returns.

6. All required building and other permits and fees for Tenant’s work will be obtained and paid for by Tenant or Tenant’s contractor and posted as required within the Premises. The Tenant must apply and pay for all Municipal and State inspections for Tenant’s certificate of occupancy.

7. Performance and/or labor and material bonds shall be obtained from Tenant’s contractor when required by Landlord.

8. Tenant’s contractor shall be required to work in harmony with other contractors at the Building. Tenant’s contractor shall co-ordinate its work with the general project work.

9. Tenant’s contractor shall be required to show evidence of possessing good labor relations and shall conduct the performance of its work in such manner so as to avoid labor disputes and disruptions which will interfere with other work in or the operation or use of the Building.

10. All unloading of construction materials and equipment shall be accomplished within predetermined areas, and Tenant shall protect the Building from damage from the transporting of such materials and equipment. All materials and equipment must be stored within the Premises.

11. Tenant shall be responsible to insure that Tenant’s contractor and subcontractors comply with the requirements herein contained and to direct any contractor which fails to comply to cease work, and to remove himself, his equipment and his employees from the Building. Tenant’s contractors performing work must be approved by Landlord prior to commencing any work in the Building (such approval not to be unreasonably withheld, conditioned or delayed).

12. At Landlord’s election, during the progress of such work and upon completion of all work affecting the Premises, an inspection verifying compliance with Lease Exhibits and Tenant’s approved drawings will be made by the Landlord. Tenant’s architect will confirm to Landlord, in writing, conformance of completed work prior to inspection of the Premises by Landlord. The construction of the Tenant’s work shall be inspected by Landlord or its agent on behalf of Landlord no less frequently than monthly. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord’s representative to inspect the Premises.

13. No approval by the Landlord is valid unless in writing, signed by the Landlord or its authorized representative.

14. Tenant’s contractor shall carry such types of insurance in such amounts as designated below and all policies including, without limitation, those hereinafter specified shall name Landlord, Landlord’s property manager, and their successors and/or assigns as the additional insured. Certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days’ written notice to the Landlord. Tenant’s contractor shall deliver the necessary insurance certificates to Landlord prior to commencing work. All insurance shall be maintained with responsible companies, licensed to do business in Massachusetts and satisfactory to Landlord.

Tenant’s contractor’s and subcontractor’s required minimum coverages and limits of liability:

14.1. Workman’s Compensation, Employer’s Liability Insurance with limits of not less than $200,000.00 and as required by state law and any insurance required by any Employee Benefit Act or other statutes applicable where the work is to be performed as will protect Tenant’s contractor and subcontractors from and all liability under the aforementioned act.

14.2. Comprehensive General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than $1,000,000.00 per person and $2,000,000.00 per occurrence whether involving personal injury liability (or a combination thereof) with a minimum aggregate limit of $2,000,000.00. Such insurance shall provide for explosion and collapse coverage and shall name Landlord and Landlord’s property manager and their successors and/or assigns as additional insured, against any and all claims for personal injury, including death resulting therefrom, and damage to the property of others caused by accident and arising from its operations are performed by the contractor, subcontractors, or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

14.3. Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, and non-owned, in the following minimum amounts:

14.3.a. Bodily injury, each person	$1,000,000.00

14.3.b. Bodily injury, each occurrence	$1,000,000.00

14.3.c. Property Damage Liability	$100,000.00

Such insurance shall name Landlord, Landlord’s property manager, and their successors and/or assigns as additional insured and protect same against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others arising from his operations under the contract and whether such operations are performed by the contractor, subcontractors, and any of their subcontractors, or by anyone directly or indirectly employed by any one of them.

The Tenant must forward insurance certificates to the Landlord, prior to commencing work.

15. Tenant’s Protective Liability Insurance

15.1. Tenant shall provide Owner’s Protective Liability Insurance naming Landlord, Landlord’s property manager, and their successors and/or assigns as additional insured and protect same against any and all liability to third parties for damage because of bodily injury liability (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in the completion of the Premises, and any other liability for damages which the contractor and/or subcontractor are required to insure under any provisions herein. Said insurance shall be provided in minimum amounts as follows:

15.1.a. Bodily injury, each person	$1,000,000.00

15.1.b. Bodily injury, each occurrence	$2,000,000.00

15.1.c. Property damage, each occurrence	$250,000.00

15.1.d. Property damage, aggregate	$250,000.00

The Tenant must forward insurance certificates to the Landlord, prior to commencing work.

16. Any roof penetrations for Tenant’s rooftop equipment, setting/installation of Tenant’s equipment or structural support at such equipment locations will be done at the Tenant’s expense by a contractor acceptable to Tenant and Landlord. (Please note any required equipment steel supports will be designed by the architect of record at the Tenant’s expense. The equipment specifications must be submitted to the Landlord for approval prior to commencement of any work).

17. Any and all roof penetrations (plumbing vents, bathroom exhaust, etc.) must be accomplished by a contractor approved by Tenant and Landlord, at the Tenant’s expense, so that the Landlord may sustain the roof guarantee.

18. The labor utilized in the construction of each project shall be appropriate to the Park. All OSHA safety requirements must be strictly adhered for all trades. If any delays, damages, or problems of any kind should arise from the Tenant’s failure to follow this policy, he/she will be held totally liable for any and all delays or damages in his/her space and/or at the center.

19. Working Drawings and Specifications:

All prints, drawing information and other material to be furnished by Tenant as called for hereinafter shall be addressed to Landlord, Attn: Construction Department - Waltham.

20. The Tenant is responsible to furnish all labor, material, equipment and supervision necessary and required to complete all other work outlined with the plans and specifications that have been approved by the Landlord.

The Tenant is totally responsible for requesting all trade inspections required, obtaining all approvals, using skilled craftsmen and having necessary insurance certificates as may be required for getting their own final certificate of occupancy, all in conformance with the referenced lease between Tenant and Landlord.

The Landlord shall not be held liable for quality of workmanship, and will not warranty any items installed by the Tenant’s contractors.

21. Tenant shall obtain, and shall provide the Landlord with copies of, all appropriate lien waivers from its general contractors with respect to all work completed to date at the time of each payment to same.

EXHIBIT D

RULES AND REGULATIONS

GENERAL

1. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Any such awnings, projections, curtains, blinds, shades or screens, or other fixtures permitted by Landlord must be of quality type, design and color, and attached in a manner, approved by Landlord.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other parts of the Building.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing or wires shall be permitted, except with the prior consent of the Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

8. No vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord. No tenant shall cause or permit any unusual or objectionable to emanate from the premises demised to such tenant.

9. Without the prior consent of Landlord, no space in the Building shall be used for the sale of merchandise, goods or property of any kind at auction.

10. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord.

11. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys and access cards of storage, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant of any safes, freight, furniture, or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight which violates any of the Building Rules or the provisions of such tenant’s lease.

13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

14. Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon such notice from Landlord, such tenant or occupancy shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building, between the hours after 6:00 p.m. and before 6:00 a.m. on business days (and from 1:00 p.m. on Saturdays) and at all hours on all other days, all persons who do not present a pass to the Building. Landlord will furnish passes to Tenants for distribution and Tenants shall reimburse Landlord for the cost for each such pass. Each tenant shall be responsible for all persons to whom it distributes such passes and shall be liable to Landlord for all wrongful acts of such persons.

16. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and windows closed.

17. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

18. No premises shall be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purposes.

19. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

21. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators as shall be approved by Landlord.

22. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack, or other stand, or for the conduct of any business or occupation which predominately involves direct patronage of the general public in the premises demised to such tenant.

23. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, other than reasonable quantities of goods normally required by office uses, without the specific approval of Landlord. If any such matter requires special handling, only a person holding a Master Rigger’s license shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part, of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

24. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not be required to perform, and shall not be requested by any tenant or occupancy to perform, any work outside of their regular duties, unless under specific instructions from the office of the managing agent of the Building.

25. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed except when being used for access.

26. Locks to premises shall not be changed or added without permission of the Landlord. Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord and will provide to landlord the means of opening of sales, cabinets, or vaults left on the Premises. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

27. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, lease or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

28. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

29. Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than the gallonage per foot of Premises Design Floor Area per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof. Tenant shall submit to Landlord on December 31 of each year of the Term of this Lease a statement, certified by an authorized officer of Tenant, which contains the following information: name of all chemicals, gases, and hazardous substances, used, generated, or stored on the Premises; type of substance (liquid, gas or granular); quantity used, stored or generated per year; method of disposal; permit number, if any, attributable to each substance, together with copies of all permits for such substances; and permit expiration date for each substance.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles or minivans. Tenant and its employees shall park automobiles within the lines of the parking spaces.

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers, parking cards and other identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges.

4. Landlord reserves the right to relocate all or a part of parking spaces within the parking area serving the Park, and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations.

5. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6. Intentionally Omitted.

7. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or common areas is prohibited.

8. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9. Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord’s option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant and/or the driver of said vehicle.

10. At Landlord’s request, Tenant shall provide Landlord with a list which includes the name and phone number of each person using the parking facilities based on Tenant’s parking rights under this Lease and the license plate number, year, make, model and color of the vehicle being used by that person. Tenant shall provide Landlord with an updated list within five (5) days after any part of the list becomes inaccurate.

11. Landlord reserves the right to designate specific parking locations for tenant parking.

12. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Park, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building or the Park. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT B

PLAN OF SUBLEASED PREMISES

32

EXHIBIT C

FURNITURE

34